EXECUTION COPY
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                                U.S. $12,000,000

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                           Dated as of April 11, 1994

                                     between

                       VODAVI COMMUNICATIONS SYSTEMS, INC.

                                   as Borrower

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION

                                    as Lender


                   As Amended and Restated as of June 11, 1997
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                                TABLE OF CONTENTS
                                -----------------

1. DEFINITIONS; INTERPRETATIONS................................................1
         1.1  Definitions......................................................1
         1.2  Other Definitional Provisions...................................21
         1.3  Accounting Matters..............................................22

2. AMOUNT AND TERMS OF CREDIT.................................................22
         2.1  Revolving Credit Facility.......................................22
         2.2  Interest on Revolving Credit Loan...............................24
         2.3  Fees............................................................25
         2.4  Calculation of Interest and Fees................................25
         2.5  Early Termination...............................................25
         2.6  Manner of Payment; Time.........................................26
         2.7  Application and Allocation of Payments..........................26
         2.8  Accounting......................................................26
         2.9  Taxes...........................................................27
         2.10 Increased Commitment or Funding Costs...........................27
         2.11 Failure to Charge Not Subsequent Waiver.........................28
         2.12 Survivability...................................................28

3. CONDITIONS PRECEDENT.......................................................28
         3.1  Conditions to Each Extension of Credit..........................28

4. REPRESENTATIONS AND WARRANTIES.............................................29
         4.1  Corporate Existence; Compliance with Law........................29
         4.2  Executive Offices; Corporate or Other Names.....................29
         4.3  Corporate Power; Authorization; Enforceable Obligations.........30
         4.4  Financial Statements and Projections............................30
         4.5  Material Adverse Chang..........................................31
         4.6  Ownership of Property; Liens....................................31
         4.7  Restrictions; No Default........................................32
         4.8  Labor Matters...................................................32
         4.9  Ventures, Subsidiaries and Affiliates, and Indebtedness.........32
         4.10 Government Regulation...........................................32
         4.11 Margin Regulations..............................................33
         4.12 Taxes...........................................................33
         4.13 ERISA...........................................................34
         4.14 No Litigation...................................................35
         4.15 Brokers.........................................................35
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         4.16 Employment Matters..............................................35
         4.17 Patents, Trademarks, Copyrights,  Licenses and Accreditation....35
         4.18 Full Disclosure.................................................36
         4.19 Hazardous Materials.............................................36
         4.20 Insurance Policies..............................................36
         4.21 Deposit Accounts................................................36
         4.22 Solvent Financial Condition.....................................37
         4.23 Credit Party Questionnaires.....................................37

5. FINANCIAL STATEMENTS AND INFORMATION.......................................37
         5.1  Reports and Notices.............................................37
         5.2  Communication with Accountants..................................39

6. AFFIRMATIVE COVENANTS......................................................39
         6.1  Maintenance of Existence and Conduct of Business................39
         6.2  Payment of Obligations..........................................40
         6.3  Books and Records...............................................40
         6.4  Litigation......................................................40
         6.5  Insurance.......................................................41
         6.6  Compliance with Laws............................................41
         6.7  Agreement.......................................................41
         6.8  Employee Plans..................................................42
         6.9  Environmental Matters...........................................42
         6.10 Access..........................................................42
         6.11 Cash Management.................................................43
         6.12 Goldstar Agreements.............................................43

7. NEGATIVE COVENANTS.........................................................43
         7.1  Mergers, Etc....................................................43
         7.2  Investments.....................................................43
         7.3  Indebtedness....................................................44
         7.4  Affiliate and Employee Loans;
               Transactions and Employment Agreements.........................44
         7.5  Capital Structure and Business..................................44
         7.6  Liens...........................................................44
         7.7  Sale of Assets..................................................45
         7.8  Events of Default...............................................45
         7.9  ERISA...........................................................45
         7.10 Financial Covenants.............................................45
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         7.11 Hazardous Materials.............................................46
         7.12 Restricted Payments.............................................46
         7.13 Change in Control...............................................46

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES.....................................46
         8.1  Events of Default...............................................46
         8.2  Remedies........................................................48
         8.3  Cumulative Remedies.............................................48
         8.4  Waivers by Borrower.............................................48

9. MISCELLANEOUS..............................................................49
         9.1  Complete Agreement; Modification of Agreement...................49
         9.2  Fees and Expenses...............................................49
         9.3  Indemnity.......................................................50
         9.4  No Waiver.......................................................51
         9.5  Successors and Assigns..........................................52
         9.6  Severability....................................................52
         9.7  Conflict of Terms...............................................52
         9.8  Authorized Signature; Oral Instructions.........................52
         9.9  Governing Law...................................................52
         9.10 Notices.........................................................53
         9.11 Subordination...................................................55
         9.12 Survival of Obligations Upon Termination of
               Financing Arrangement..........................................55
         9.13 Section Titles..................................................56
         9.14 Counterparts....................................................56
         9.15 Time of Essence.................................................56
         9.16 Waiver of Jury Trial............................................56
         9.17 Syndication.....................................................56
         9.18 Special Provision Relating to this Amendment and Restatement....57
 ................................................................................
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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT
                                ----------------

             VODAVI COMMUNICATIONS SYSTEMS, INC., formerly known as V. Technology Acquisition Corp. ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender"), are parties to that certain Credit Agreement, dated as of April 11, 1994, as amended to the date hereof (the "Original Agreement"), and hereby amend and restate the Original Agreement as follows:

                                    RECITALS
                                    --------

             Borrower desires to make certain amendments to the Original Agreement which relates to a loan facility (the "Revolving Credit Facility") under which the Lender has made available to the Borrower up to Twelve Million Dollars ($12,000,000) in revolving loans outstanding at any time, and the Lender has agreed to such amendments to such facility, all upon the terms and conditions set forth herein.

             NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE 1.

                          DEFINITIONS; INTERPRETATIONS

             1.1 Definitions. Any and all capitalized terms used herein shall have the following respective meanings when used in this Agreement unless otherwise specified where used:

                  "Account   Debtor"  shall  mean  any  Person  who  may  become
obligated to any Credit Party under, with respect to, or on account of, an Account.

                  "Account Agreement" shall mean any agreement among the Borrower, the Lender and the bank in which such account or lockbox is held pledging any Collection Account to the Lender as security for the Obligations, in the form attached hereto as Exhibit E or in such other form as the Lender shall approve.

                  "Accounts" shall mean, with respect to any Credit Party, all "accounts," as such term is defined in the Code, now owned or hereafter acquired by such Credit Party and, in any event, including, without limitation, (a) all
accounts  receivable,   other  receivables,   book  debts  and  other  forms  of
obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to such Credit Party, whether arising out of goods sold or leased or for services rendered by it or from any other transaction (including, without limitation, any such obligations which may be characterized as an account or contract right under the Code), (b) all of such Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of such Credit Party's rights to
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any goods represented by any of the foregoing  (including,  without  limitation, unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to such Credit Party under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or hereafter in existence, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security, instruments and guarantees of any kind, now or hereafter in existence, given by any Person with respect by any of the foregoing.

                  "Affiliate" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person,
(ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" shall mean this Amended and Restated Credit Agreement, including any appendices, exhibits or schedules hereto.

                  "Applicable Law" shall mean, anything in Section 9.9 to the contrary notwithstanding, (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (A) constitutions, statutes, rules, regulations and orders of governmental bodies, (B) Governmental Approvals and
(C) orders, decisions, judgments and decrees of all courts and arbitrators.

                  "ARS" shall mean Arizona Repair Services, Inc., an Arizona corporation which is an Affiliate of the Borrower.

                  "Authorized Borrower Representative" shall have the meaning assigned to it in Section 9.8.

                  "Base Rate" shall mean for each month, the per annum rate equal to the GE Capital Index Rate, plus 2.5%. Changes in the GE Capital Index Rate shall take effect as of the beginning of the first day of each month.

                  "Borrower" shall mean Vodavi Communications Systems, Inc., an Arizona corporation formerly known as V Technology Acquisition Corp.

                  "Borrowing Base" shall mean at any time an amount not to exceed the sum of: (i) 85% of Eligible Accounts, and (ii) up to the lesser of:
(A) $6,000,000 and (B) not more than 60% of Eligible Inventory in each case (Eligible Accounts and Eligible Inventory) as
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shown on the most recently delivered Borrowing Base Certificate delivered by the
Borrower, less such additional reserves as Lender shall deem reasonably necessary.

                  "Borrowing Base Certificate" shall mean a certificate in the form attached hereto as Exhibit B.

                  "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "Capital Expenditures" shall mean all payments for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

                  "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

                  "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

                  "Charges" shall mean, with respect to any Credit Party, all federal, state, county, city, municipal, local, foreign or other governmental taxes (including, without limitation, taxes owed to PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of such Credit Party, (iv) such Credit Party's ownership or use of any of its assets, or (v) any other aspect of such Credit Party's business.

                  "Chattel Paper" shall mean, with respect to any Credit Party, any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by such Credit Party, wherever located, including, without limitation, any writing or writings which evidence both a monetary obligation and a security interest in or a lease of specified goods.

                  "Closing Date" shall mean April 11, 1994.

                  "Closing Fee" shall have the meaning assigned to it in Section 2.3(a).

                  "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as
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
in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "Collateral" shall mean the property covered by the Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of Lender to secure the Obligations.

                  "Collateral Documents" shall mean the Security Agreements, the Account Agreements, the Pledge Agreement, the Trademark Security Agreement(s) in substantially the form of Exhibit N hereto and the Patent Collateral Assignment Agreement(s) in substantially the form of Exhibit M hereto.

                  "Collection Account" shall mean any account, lock box or other depository into which Borrower deposits or receives the proceeds of its Accounts.

                  "Commitment" shall have the meaning assigned to it in Section 2.1(a).

                  "Commitment Fee" shall mean the fee in the amount of $50,000 paid to Lender by Borrower on or before the Closing Date as compensation for Lender committing to make funds available to Borrower.

                  "Commitment Termination Date" shall mean the earliest of (i) the Maturity Date, (ii) the date of termination of the Commitment pursuant to
Section 8.2, and (iii) the date of prepayment in full by Borrower of the Revolving Credit Loan and termination of the Commitment in accordance with the provisions of Section 2.5.

                  "Consolidated Subsidiary" of any Person shall mean, at any time, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements as of such time in accordance with GAAP.

                  "Contracts" shall mean, with respect to any Credit Party, all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments but including, in the case of the Borrower, rights under the Goldstar Agreements) in or under which such Credit Party may now or hereafter have any right, title or interest, including, any agreement relating to the terms of payment or the terms of performance of any Account.

                  "Credit Parties" shall mean the Borrower, ARS and ESI, and "Credit Party" shall mean any of the foregoing.

                  "Credit Party Questionnaire" shall mean any questionnaire delivered by a Credit Party in substantially the form of Exhibit J.
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                  "Default" shall mean any Event of Default, and any event that, with the passage of time or the giving of notice or both, would, unless cured or waived, become an Event of Default.

                  "Default Rate" shall mean the Base Rate plus 2%.

                  "Disbursement   Account"   shall   mean   the   zero   balance
disbursement account from which the Borrower makes all payments in the ordinary course of its business.

                  "DOL" shall mean the United States Department of Labor or any successor thereto.

                  "Documents" shall mean, with respect to any Credit Party, any "documents," as such term is defined in the Code, now owned or hereafter acquired by such Credit Party, wherever located, and in any event including bills of lading, dock warrants, dock receipts, warehouse receipts or other documents of title.

                  "EBITDA" shall mean, for any period of twelve months ending on the last day of any Fiscal Period, (i) net income before interest and taxes plus, (ii) to the extent deducted in determining such income, depreciation, amortization and other similar non-cash charges, minus (iii) to the extent recognized in determining such income, extraordinary gains, plus (iv) to the extent recognized in determining such income, the absolute value of extraordinary losses, of Borrower for such period.

                  "Eligible Accounts" shall mean the aggregate amount of Accounts of Borrower from goods sold or services rendered in the ordinary course of Borrower's business and that Lender, in its reasonable discretion, deems to be Eligible Accounts. In determining what constitutes Eligible Accounts, Lender may exclude, without duplication or limitation, any of the following:

                  (a) that  portion of any  Account  upon  which (i)  Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatever or (ii) Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

                  (b) that portion of any Account  against  which is asserted or available any defense, counterclaim or setoff, whether well-founded or otherwise;

                  (c) that portion of any Account that is not a true and correct statement of a bona fide indebtedness incurred in the amount of the Account for goods or services provided to, and accepted by, the Account Debtor obligated upon such Account;

                  (d) any Account with  respect to which an invoice,  acceptable to Lender in form and substance, has not been sent;
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                  (e) any Account that is not owned by Borrower  that is subject to any right, claim, or interest of another other than the Lien in favor of Lender;

                  (f) any Account that arises from a sale of goods to an employee or Affiliate;

                  (g) any Account that is the  obligation  of an Account  Debtor that is the federal government or a political subdivision thereof unless Lender has agreed to the contrary in writing and Borrower has complied with the Federal Assignment of Claims Act of 1940, and any amendments thereto, with respect to such obligation;

                  (h) any Account that is the  obligation  of an Account  Debtor domiciled in a foreign country; provided, however, that accounts of Canadian Account Debtors shall not be excluded pursuant to this clause (h) so long as the Lien of the Lender thereon, in the reasonable judgment of the Lender, constitutes a first-priority, perfected Lien that is enforceable against the Account Debtor and all third parties, and Borrower shall have provided the Lender with all such documents, opinions and evidences as the Lender shall reasonably request to establish the same;

                  (i) any Account that is the obligation of an Account Debtor to whom Borrower is or may become liable for goods sold or services rendered or money loaned by the Account Debtor to Borrower;

                  (j) any Account  that  arises  with  respect to goods that are delivered on a cash- on-delivery basis or placed on consignment, guaranteed sale, sale-or-return, sale-on- approval, or other terms by reason of which the payment by the Account Debtor may be conditional;

                  (k) any Account that is in default; provided, however, that an
             Account shall be deemed in default upon the occurrence of any of the following:

                       (i) the Account  remaining  unpaid beyond sixty (60) days
                  from its due date;

                       (ii) if any Account  Debtor  obligated  upon such Account
                  suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or

                       (iii) if any  petition is filed by or against any Account
                  Debtor obligated upon such Account under any bankruptcy law or any other national, state or provincial receivership, insolvency relief or other law or laws for the relief of debtors;

                  (l) any Account that is the  obligation  of an Account  Debtor that is in default (as defined in subparagraph (k)(i) above) on 50% or more of the Accounts
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             upon which such Account Debtor is obligated to Borrower;

                  (m) any Account that remains  unpaid  beyond  ninety (90) days from its date of invoice;

                  (n) any Account  that arises from any  bill-and-hold  or other sale of goods that remain in Borrower's possession or under Borrower's control;

                  (o) any Account in which Lender does not have a first-priority perfected security interest;

                  (p) any  portion  of an  Account  that  exceeds  any credit or concentration limit established by Lender in its sole discretion for the Account Debtor thereon;

                  (q) any Account as to which any of Borrower's  representations or warranties pertaining to such Account in any Loan Document are untrue;

                  (r) any Account that is the  obligation  of an Account  Debtor that is located in the State of New Jersey, Minnesota or Indiana unless the Borrower has filed any requisite notice of business activity (or similar report) for the then-current year with the appropriate public office of such state; and

                  (s) any Account that is not otherwise  acceptable to Lender in its reasonable discretion.

Up to 60% (or such lesser percentage as Lender may determine from time to time in its reasonable discretion) of Eligible Accounts outstanding at any one time may be accounts on which Graybar is directly or indirectly an Account Debtor and up to 15% of Eligible Accounts outstanding at any one time may be accounts on which any single Person (other than Graybar) is directly or indirectly obligated as an Account Debtor.

             "Eligible Inventory" shall mean the aggregate amount of Gross Inventory of Borrower that Lender, in its reasonable discretion, deems to be Eligible Inventory. In determining what constitutes Eligible Inventory, the Lender may exclude, without duplication or limitation, any of the following:

                  (a) Inventory that the Borrower does not own free and clear of all Liens and rights of others, except the first-priority Lien in favor of Lender;

                  (b) Inventory that is not located on premises owned and operated by Borrower; provided, however, that if the Inventory is located on premises leased by Borrower, the lessor thereof shall have executed a Waiver and Consent in favor of Lender substantially in the form of Exhibit I to the Credit Agreement (or in such other form as is acceptable to Lender);
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                  (c)  Inventory   that  is  in  transit  unless  covered  by  a
             negotiable document of title and unless such document and evidence of acceptable insurance covering such Inventory have been delivered to Lender or its agent, and the seller of such Inventory has waived any right to reclaim such goods or to stop the delivery of such goods in possession of a carrier or other bailee and any similar right to interfere with the Lender's prior rights to the Inventory, whether arising pursuant to Section 2-702 or Section 2-705 of the Code, or otherwise;

                  (d)  Inventory  that,  in  Lender's   opinion,   is  obsolete,
             unsalable, shopworn, damaged, or unfit for further processing;

                  (e) Inventory that does not constitute finished goods, such as supplies, repair parts, work-in-process, sales literature, display items, packing and shipping materials or goods that have been returned by a buyer;

                  (f) Inventory  that consists of  discontinued  or  slow-moving items or substandard quality goods;

                  (g) Inventory that is placed by Borrower on consignment;

                  (h) Inventory as to which Lender's Lien thereon is not a first-priority and perfected security interest;

                  (i) Inventory that is not of a type held for sale in the ordinary course of Borrower's business;

                  (j) Any reserves  that Borrower has  established  on its books against Inventory, including but not limited to those reserves for loss of Inventory due to shrinkage; and

                  (k) Inventory  that is not  otherwise  acceptable to Lender in its reasonable discretion.

                  "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable
judicial  or   administrative   interpretation   thereof,   including,   without
limitation, any applicable judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act, as amended (49 U.S.C. ss.ss. 1801 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. ss.ss. 136 et seq.), the Resource Conservation and Recovery Act, as amended (42
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U.S.C.  ss.ss.  6901 et seq.)  ("RCRA"),  the Toxic  Substance  Control  Act, as
amended (15 U.S.C. ss.ss. 2601 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 740 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.), the Occupational Safety and Health Act, as amended (29 U.S.C. ss.ss. 651 et seq.) ("OSHA"), and the Safe Drinking Water Act, as amended (42 U.S.C. ss.ss. 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

                  "Environmental Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including, without limitation, any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and that relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release or the presence of a Hazardous Material or threatened Release of a Hazardous Material.

                  "Equipment" shall mean, with respect to any Credit Party, all equipment, as such term is defined in the Code, now owned or hereafter acquired by such Credit Party, wherever located.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

                  "ERISA Affiliate" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) under common control with such Credit Party and that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

                  "ERISA Event" shall mean, with respect to any Credit Party or any other ERISA Affiliate, (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan, (ii) the withdrawal of any Credit Party or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)
(2) of ERISA, (iii) the complete or partial withdrawal of any Credit Party, or any ERISA Affiliate from any Multiemployer Plan, (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (v) the institution of proceeding to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (vi) the failure to make required contributions to a Qualified Plan, or (vii) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any
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
liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

                  "ESI"  shall  mean   Enhanced   Systems,   Inc.,   an  Arizona
corporation which is an Affiliate of the Borrower.

                  "Event of Default"  shall have the  meaning  assigned to it in
Section 8.1.

                  "Extension of Credit" shall mean the making of a Revolving Credit Advance or the incurrence of a Letter of Credit Obligation.

                  "Federal Reserve Board" shall have the meaning assigned to it in Section 4.11.

                  "Fees" shall mean the Closing Fee, the Non-use Fee, the Commitment Fee, the Prepayment Fee, the Letter of Credit Fees and any other fees due to Lender pursuant to the Loan Documents.

                  "FIFO Cost" shall mean the cost of Inventory of the Borrower, determined on a First In - First Out basis in accordance with GAAP.

                  "Financials" shall mean the financial statements referred to in paragraphs I(i) and I(ii) of Schedule 4.4.

                  "Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

                  "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower.

                  "Fiscal Year" shall mean the 12-month period of Borrower ending December 31 of each year. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year," unless Lender shall consent in writing to such change.

                  "Fixed Charge Coverage Ratio" shall have the meaning assigned to it in Section 7.10(b).

                  "Fixed Charges" shall mean (without duplication), for any fiscal period of Borrower, the sum of (i) Interest Expense (ii) required payments of principal on Funded Debt, and (iii) income taxes paid in cash.

                  "Funded Debt" shall mean, without duplication, with respect to Borrower, all of Borrower's Indebtedness that, by the terms of the agreement governing or instrument evidencing such Indebtedness, matures more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term debt, revolving credit, and short-term debt extendible beyond one year at the option of the debtor, and shall also include, without limitation, the Obligations.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

                  "GE Capital" shall mean General Electric Capital Corporation, a New York corporation having an office at 350 South Beverly Drive, Suite 200, Beverly Hills, California 90212.

                  "GE Capital Index Rate" shall mean for each month, the annualized yield on 30- day commercial paper, as quoted for high grade unsecured notes sold through dealers by major corporations in multiples of $1,000 in the "Money Rates" section of The Wall Street Journal for the last day of the preceding month on which The Wall Street Journal is published containing such rates or, in the event that The Wall Street Journal ceases publication of such rate, in such other publication of general circulation as Lender may, from time to time, designate in writing.

                  "General Intangibles" shall mean, with respect to any Credit Party, any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by such Credit Party and, in any event, including, without limitation, all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all customer lists, Trademarks, Patents, services marks, trade names, business names, corporate names, trade styles, logos and other source or business identifiers, and all applications therefor and reissues, extensions or renewals thereof, rights in intellectual property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark license), all rights and claims in or under insurance policies, (including, without limitation, insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit and other bank accounts, rights to receive tax refunds and other payments and rights of indemnification.

                  "Goldstar" shall mean LG Electronics, Inc., successor by merger to Goldstar Telecommunications Co., Ltd. (Korea).

                  "Goldstar Agreements" shall mean all of the existing and hereafter acquired supplier, license and distribution agreements between the Borrower and Goldstar, all of which are described on Schedule 1.1 hereto.

                  "Goods" shall mean, with respect to any Credit Party, all "goods" as such term is defined in the Code, now owned or hereafter acquired by such Credit Party, wherever located, and in any event including all things that are movable or that are fixtures, including further without limitation any equipment, inventory or other tangible personal property or fixtures.

                  "Governmental Approval" shall mean an authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any governmental body, including, without limitation, any such approval required under ERISA or by the PBGC.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Gross Inventory" shall mean Borrower's Inventory per the perpetual ledger, valued at the lower of FIFO Cost or market, plus deferred freight, import duties (net of dumping duties) and in-transit Inventory.

                  "Graybar" shall mean Graybar Electric Company, Inc., a New York corporation.

                  "Guaranteed Indebtedness" shall mean, as to any Person without duplication, any obligation of such Person guaranteeing any Indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (i) to purchase or repurchase any such primary obligation, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

                  "Guaranty Agreement" shall mean the Guaranty Agreement from ARS and ESI to Lender in substantially the form of Exhibit O hereto, pursuant to which ARS and ESI shall jointly and severally guarantee payment and performance of the Obligations.

                  "Hazardous Material" shall mean any substance, material or waste, the generation, handling, storage, treatment or disposal of which is regulated by, or form the basis of liability now or hereafter under, any government authority, including, without limitation, any material or substance that is (i) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any Environmental Laws, (ii) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls, a radioactive substance, methane, volatile hydrocarbons or an industrial solvent, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq. (33 U.S.C. ss.ss. 1321) or listed pursuant to
Section 307 of the Clean Water Act (33 U.S.C. ss. 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq. (42 U.S.C. ss. 6903), or (v) defined as a "hazardous substance" pursuant to Section 1012 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq. (42 U.S.C. ss. 9601).

                  "Indebtedness" of any Person shall mean, without  duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred (either for goods or services) in the ordinary course of business that have a term of less than one year), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such property),
(iv) all Capital Lease Obligations, (v) all Guaranteed Indebtedness, (vi) all obligations arising with respect to Mandatorily Redeemable Stock, (vii) all Indebtedness referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (viii) the Obligations, and (ix) all liabilities under Title IV or ERISA with respect to unfunded plans.

                  "Instruments" shall mean, with respect to any Credit Party, any "instrument," as such term is defined in the Code, now owned or hereafter acquired by such Credit Party, wherever located, including, without limitation, all certificated securities and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Intercompany Debt" shall mean any and all present or future indebtedness, obligations and other liabilities of any Credit Party to any other Credit Party or any other member of the Parent Group.

                  "Interest Expense" shall mean, for any fiscal period of Borrower, cash interest expense of Borrower for such period in respect of its Funded Debt.

                  "Inventory" shall mean, with respect to any Credit Party, all inventory, as such term is defined in the Code, now owned or hereafter acquired by such Credit Party, wherever located, and, in any event, including, without limitation, all inventory, merchandise, goods and other personal property which are held by or on behalf of such Credit Party for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process, finished goods or materials used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including further any return inventory and all inventory in transit.

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "IRS" shall mean the United States Internal Revenue Service, or any successor thereto.

                  "Leases" shall mean, with respect to any Credit Party, all of those leasehold estates in real property now owned or hereafter acquired by such Credit Party, as lessee.

                  "Lender" shall mean GE Capital and, if at any time GE Capital shall decide to assign or syndicate all or any portion of the Obligations, such term shall include such assignee or such other members of the syndicate.

                  "Lending  Office"  shall have the  meaning  assigned  to it in
Section 2.1(b).

                  "Letter of Credit Fees" shall have the meaning assigned to it on Schedule 2.1(g).

                  "Letter of Credit Obligations" shall mean all outstanding obligations incurred by Lender, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guaranty by Lender or another Person, at the request of Borrower, of any Letters of Credit. The amount of each Letter of Credit Obligation at any time shall equal the maximum amount which may be payable by Lender thereupon or pursuant thereto at such time.

                  "Letters of Credit" shall mean any and all commercial or standby letters of credit issued at the request or for the account of Borrower for which Lender has incurred a Letter of Credit Obligation.

                  "License" shall mean, with respect to any Credit Party, any Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by such Credit Party.

                  "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Code or
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
comparable law of any jurisdiction).

                  "Loan Documents" shall mean the Agreement, the Note, the Guaranty Agreement, the Collateral Documents and all other agreements, instruments, documents and certificates identified herein or in the Schedule of Documents in favor of Lender and including, without limitation, all other pledges, powers of attorney, consents, assignments and contracts, whether heretofore, now or hereafter executed by or on behalf of any Credit Party or any of its Affiliates, or any employee of any Credit Party or any of its Affiliates, and delivered to Lender in connection with the Agreement or the transactions contemplated hereby.

                  "Mandatorily Redeemable Stock" means, as applied to a Person, any share of such Person's capital stock to the extent that it is redeemable, payable or required to be purchased or otherwise retired or extinguished (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than such Person or (iii) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings.

                  "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, operations, prospects or financial or other condition of Borrower or the Parent Group taken as a whole, (ii) Borrower's and the other Credit Parties' ability, taken as a whole, to pay the Obligations in accordance with the terms hereof and the other Loan Documents, (iii) the Collateral or Lender's Liens on the Collateral or the priority of any such Lien or (iv) Lender's rights and remedies under the Agreement or the other Loan Documents.

                  "Maturity Date" shall mean the date that is the later of: (i) April 11, 2000, and (ii) the date to which, upon prior mutual written agreement the Borrower and Lender, the expiration of the Revolving Credit Facility has been extended.

                  "Maximum Inventory Turnover Days" shall mean, as of the last day of any Fiscal Month, the number of days determined by the following formula:

                   The Borrower's Inventory on such day x 360
--------------------------------------------------------------------------------
         The Borrower's costs of goods sold for the twelve month period ending on such day

                  "Maximum Letter of Credit Obligations" shall mean $1,000,000.

                  "Maximum Permissible Rate" shall mean with respect to interest (or amounts deemed interest) payable hereunder, the rate of interest that, if exceeded, could, under Applicable Law, result in (i) civil or criminal penalties being imposed on the Lender or (ii) the Lender being unable to enforce payment of (or if collected, to retain) all or part of any Obligation or the interest payable thereon.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
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
Section 4001(a) (3) of ERISA, and to which any Credit Party or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "Non-use Fee" shall have the meaning assigned to it in Section 2.3(b).

                  "Note"  shall  have  the  meaning  assigned  to it in  Section
2.1(d).

                  "Obligations" shall mean all loans, advances, debts, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower or any other Credit Party to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents. This term includes, without limitation, all principal, interest, Fees, Charges, expenses, attorneys' fees and any other sum chargeable to Borrower or any other Credit Party under any of the Loan


                  Documents,   and  also  includes,   without  limitation,   all
Obligations relating to Letter of Credit Obligations.

                  "Original Agreement" shall have the meaning assigned to it in the preamble hereof.

                  "Parent" shall mean Vodavi Technology, Inc., a Delaware corporation formerly known as V Technology Holdings Corp., having no assets other than the common stock of each of the Credit Parties and intercompany loans to the Credit Parties.

                  "Parent Group" shall mean the Parent and its Consolidated Subsidiaries.

                  "Patent License" shall mean, with respect to any Credit Party, any right under any written agreement now owned or hereafter acquired by such Credit Party granting any right with respect to any invention on which a Patent is in existence.

                  "Patents" shall mean, with respect to any Credit Party, all of the following in which such Credit Party now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country, and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

                  "Payment Account" shall mean an account of the Lender, number 50-199-839, maintained at Bankers Trust Company, 17 Wall Street, New York, New York 10006, ABA #021-001-033, Account Title: Vodavi, Attention: Collateral Analyst, Reference: Vodavi, into which payments shall be made by or on behalf of the Borrower.
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
                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Pension Plan" shall mean an employee pension benefit plan, as defined in Section 3 (2) of ERISA (other than a Multiemployer Plan), that is not an individual account plan, as defined in Section 3 (34) of ERISA, and that any Credit Party or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Permitted Encumbrances" shall mean, with respect to any Credit Party, the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 6.2(b); (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which such Credit Party is a party as lessee, made in the ordinary course of business in an aggregate amount at any time not to exceed $200,000 in the aggregate for all of the Credit Parties; (iv) deposits securing public or statutory obligations of such Credit Party; (v) inchoate and unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business; (vi) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount for all of the Credit Parties not in excess of $50,000 at any time; (vii) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which such Credit Party is a party; (viii) any attachment or judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay; (ix) Purchase Money Security Interests securing Indebtedness existing as of the Restatement Date and described on Schedule 4.9 and other Purchase Money Security Interests securing Indebtedness incurred after the Restatement Date in an aggregate outstanding principal amount for all of the Credit Parties not to exceed $200,000 at any time; and (x) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates.

                  "Permitted  Exceptions"  shall mean Liens  described  in items
(i), (v), (vi), (viii) and (ix) of the definition of Permitted Encumbrances.

                  "Permitted Indebtedness" shall mean Indebtedness of the Credit Parties that is permitted pursuant to Section 7.3.

                  "Permitted Prior Exceptions" shall mean Liens described in items (i) and (ix) of the definition of Permitted Encumbrances.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint
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
venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Plan" shall mean, with respect to any Credit Party or any other ERISA Affiliate, at any time, an employee benefit plan, as defined in
Section 3(3) of ERISA, that such Person maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Pledge Agreement" shall mean the Pledge and Security Agreement from the Parent to the Lender in substantially the form of Exhibit F hereto, as amended or restated from time to time, pursuant to which the Parent shall pledge 100% of the outstanding stock of each of the Credit Parties to Lender as security for the Obligations.

                  "Prepayment  Fee" shall  have the  meaning  assigned  to it in
Section 2.5.

                  "Proceeds" shall mean "proceeds," as such term is defined in the Code, whether now owned or hereafter acquired, and in whatever form, and, in any event, shall include (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) any claim of any Credit Party against third parties (A) for past, present or future infringement of any Patent or Patent License or (B) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (iv) any recoveries by any Credit Parties against third parties with respect to any litigation or dispute concerning any of the Collateral, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

                  "Projections" shall mean at any time the latest consolidating operating plan of the Parent Group submitted to Lender pursuant to Section 5.1(e).

                  "Purchase Money Security Interest" shall mean a Lien granted on an asset not more than 10 days after the acquisition thereof by a Credit Party that secures only the Indebtedness incurred for the purpose of purchasing such asset and no other, that extends only to the asset purchased and accessions thereto, and that does not exceed in principal amount the lesser of the purchase price paid for such asset and the fair market value thereof.

                  "Qualified Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, that is intended to be tax-qualified under
Section 401(a) of the IRC, and that any Credit Party, or any ERISA Affiliate maintains, contributes to or has an
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obligation to contribute to on behalf of  participants  who are or were employed by any of them.

                  "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

                  "Reportable  Event" shall mean any of the events  described in
Section 4043(b) (1), (2), (3), (5), (6), (8) or (9) of ERISA.

                  "Responsible Lending Officer" shall have the meaning assigned to it in Section 2.1(b).

                  "Restatement Date" means June 11, 1997.

                  "Restricted Payment" shall mean, for any Credit Party (i) the declaration or payment of any dividend (other than dividends payable solely in shares of any class of common stock of such Credit Party) or the occurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Credit Party's Stock, (ii) any payment on account of the purchase, redemption, defeasance or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, or (iii) any payment, loan, contribution, or other transfer of funds or other property with respect to, or on account of, such Credit Party's Stock.

                  "Retiree Welfare Plan" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                  "Revolving Credit Advance" shall have the meaning assigned to it in Section 2.1(a).

                  "Revolving Credit Advance Availability" shall have the meaning assigned to it in Section 2.1(a).

                  "Revolving Credit Commitment Availability" shall mean for any day, the difference between (i) the amount of the Commitment and (ii) the sum of: (A) the aggregate outstanding principal amount of the Revolving Credit Loan, and (B) the aggregate outstanding principal amount of Letter of Credit Obligations.

                  "Revolving Credit Facility" shall have the meaning ascribed to it in the recital paragraph hereof.
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                  "Revolving  Credit Loan" shall mean the loan made  pursuant to
Section 2.1.

                  "Schedule of Documents" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the initial closing of the Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Schedule A.

                  "Security Agreements" shall mean, collectively, the Security Agreements entered into between Lender and each of Borrower, ARS and ESI, respectively, in substantially the form of Exhibit D hereto.

                  "Security Interest" shall mean the rights and interest of Lender in and to the Collateral intended to be conveyed under the Collateral Documents.

                  "Solvent" shall mean, with respect to any Person,  such Person
(i) owns property whose fair saleable value is greater than the amount required to pay all of such Person's indebtedness (including contingent debts), (ii) is able to pay all of its indebtedness as such indebtedness matures, and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

                  "Stock" shall mean all shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                  "Subject Property" shall mean all real property owned, leased or operated by Borrower.

                  "Taxes" shall mean taxes, levies, imposts, charges, deductions, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender by the government of the United States of America or the jurisdiction under the laws of which Lender is organized or any political subdivision thereof.

                  "Termination Date" shall mean the date on which the Revolving Credit Facility and any other Obligations hereunder have been completely discharged, no Letter of Credit Obligations are outstanding, and Borrower shall have no further right to borrow any monies or obtain other credit extensions or financial accommodations hereunder.

                  "Title IV Plan" shall mean a Pension Plan, other than a Multiemployer Plan, that is covered by Title IV of ERISA.

                  "Trademarks" shall mean, with respect to any Credit Party, all of the following now owned or hereafter acquired by such Credit Party: (i) all trademarks, trade
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names,  corporate names,  business names,  trade styles,  service marks,  logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like
nature,   now  owned  or  existing  or  hereafter   adopted  or  acquired,   all
registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

                  "Transaction Expenses" shall have the meaning assigned to it in Section 9.2.

                  "Trademark License" shall mean, with respect to any Credit Party, rights under any written agreement now owned or hereafter acquired by such Credit Party granting any right to use any Trademark or Trademark registration.

                  "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV

                  Plan, and (ii) for a period of five (5) years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrower, or any ERISA Affiliate as a result of such transaction.

                  "Welfare  Plans"  shall mean any welfare  plan,  as defined in
Section 3(1) of ERISA, that is maintained or contributed to by Borrower or any ERISA Affiliate.

                  "Withdrawal Liability" shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

                  1.2 Other Definitional Provisions.

                  (a) Except as otherwise specified herein, all references herein (A) to any Person, other than a Credit Party, shall be deemed to include such Person's successors, transferees and assignees, (B) to any Credit Party shall be deemed to include such Person's successors, (C) to any applicable law specifically defined or referred to herein shall be deemed references to such applicable law as the same may be amended or supplemented from time to time, (D) to any contract defined or referred to herein shall be deemed references to such contract (and, in the case of any instrument, any other instrument issued in substitution therefor) as the terms thereof may have been amended, supplemented, waived or otherwise modified from time to time, (E) to any Loan Document, as the terms thereof may have been amended, supplemented, waived or otherwise modified from time to time in accordance with Section 9.1 or any corresponding provision of such Loan Document, (F) the words "consent", "approve" and "agree", and derivations thereof or words of similar import, mean the prior
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written consent,  approval or agreement of the Person in question; (G) the words
"include" and "including", and words of similar import, shall be deemed to be followed by the words "without limitation"; (H) the Exhibits and Schedules to this Credit Agreement are incorporated herein by reference; (I) the titles and headings of Articles, Sections, Exhibits, Schedules, subsections, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of this Credit Agreement; and (J) no inference in favor of or against any Person shall be drawn from the fact that such Person or its attorneys drafted any portion hereof.

                  (b) When used in this Agreement, the words "hereto", "herein", "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and "Section," "Subsection," "Schedule" and "Exhibit" shall refer to Sections and Subsections of, and Schedules and Exhibits to, this Agreement unless otherwise specified.

                  (c) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

                  (d) All terms defined in this Agreement shall have the same defined meanings when used in the Note or, except as otherwise expressly stated therein, any certificate, opinion or other Loan Document or other document delivered pursuant hereto.

                  1.3 Accounting Matters. Unless otherwise specified herein, all accounting determinations hereunder and all computations utilized by the Parent or any Credit Party in complying with the covenants contained herein shall be made, all accounting terms used herein shall be interpreted, and all financial statements requested to be delivered hereunder shall be prepared, in accordance with GAAP, except, in the case of such financial statements, for departures from GAAP that may from time to time be approved in writing by the Lender and the independent certified public accountants who are at the time, in accordance with
Section 5.1, reporting on the consolidated financial statements of the Parent and the Credit Parties. If any change in GAAP after December 31, 1996 in itself materially affects the calculation of any financial covenant in Section 7.10 or other financial test contained herein, Borrower may by notice to Lender, or Lender may by notice to Borrower, require that such covenant thereafter be calculated in accordance with GAAP as in effect, and applied by Borrower, immediately before such change in GAAP occurs. If such notice is given, the compliance certificates delivered pursuant to Section 5.1 after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with GAAP as in effect from time to time after such change occurs.

                                   ARTICLE 2.

                           AMOUNT AND TERMS OF CREDIT
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                  2.1 Revolving Credit Facility.

                  (a) Credit. Upon and subject to the terms and conditions hereof, Lender agrees from time to time to make available by deposit to the Disbursement Account on any Business Day until the Commitment Termination Date, upon the request of Borrower therefor, advances (each, a "Revolving Credit Advance") in an aggregate amount outstanding that, when added to the aggregate balance of Letter of Credit Obligations then outstanding, shall not at any given time exceed the lesser of (the "Revolving Credit Advance Availability"): (i) $12,000,000, as such amount may be terminated pursuant to the terms of Section
2.5 or 8.2 (the "Commitment"), and (ii) the Borrowing Base.

                  (b) Method of Borrowing. Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this
Section 2.1(b). Each Revolving Credit Advance shall be made on notice by Borrower to the officer of Lender identified on Schedule 2.1(b) (the
"Responsible  Lending  Officer") given at the office of the Lender  specified on
Schedule 2.1(b) (the "Lending Office") no later than 11:00 a.m. on the Business Day of the proposed Revolving Credit Advance. Each such notice (a "Notice of Borrowing/Collection Report") shall be substantially in the form of Exhibit A hereto, and shall specify therein the requested date (which shall be a Business
Day) of the proposed Revolving Credit Advance, the amount of such Revolving Credit Advance, and such other information as may be required by Lender and shall be given in writing (by telecopy, telex or cable) or by courier, telephone confirmed immediately in writing.

                  (c) Mandatory Repayment. The entire unpaid balance of the Revolving Credit Loan, together with all other Obligations, shall be immediately due and payable on the Commitment Termination Date. In the event that the outstanding principal balance of the Revolving Credit Loan shall, at any time, exceed the applicable limit set forth in Section 2.1(a), Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess. If the unpaid principal balance of the Revolving Credit Loan should at any time exceed the above-referenced limit, the excess balance shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits thereof and of the Loan Documents and shall be evidenced by the Note.

                  (d) Evidence of Obligation. The Revolving Credit Loan shall be evidenced by a note dated the Closing Date and substantially in the form of Exhibit C (the "Note"). The Note shall represent the obligation of Borrower to pay the amount of the Revolving Credit Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made by Lender to the Borrower, with interest thereon as prescribed in Section 2.2. The date and amount of each Revolving Credit Advance and each payment of principal with respect thereto shall be recorded on the books and records of Lender. Such books and records shall constitute prima facie evidence of the accuracy of the information therein recorded.

                  (e) Use of Proceeds. Borrower shall utilize the proceeds of the Revolving Credit Advances to provide working capital for Borrower and the other Credit Parties. Borrower may request that Lender incur Letter of Credit Obligations to support any
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
transaction for which Borrower could obtain a Revolving Credit Loan hereunder.

                  (f)  Single   Revolving  Credit  Loan.  All  Revolving  Credit
Advances shall constitute a single Revolving Credit Loan hereunder. The Revolving Credit Loan, any Letter of Credit Obligations, and all Obligations of Borrower arising under this Agreement and under the other Loan Documents shall constitute one general obligation of Borrower to Lender secured by all of the Collateral.

                  (g) Letters of Credit.  Subject to the terms and conditions of
Schedule 2.1(g) which is hereby incorporated herein by reference, Borrower shall have the right to request, and Lender agrees to incur, Letter of Credit Obligations for Borrower in accordance with Schedule 2.1(g).

                  2.2 Interest on Revolving Credit Loan.

                  (a) Rates. The Revolving Credit Loan shall bear interest on the outstanding principal amount thereof from and including the date of the making thereof until repaid in full, whether before or after default judgment, or the institution of proceedings under any bankruptcy, insolvency or other similar law, as provided in this Section 2.2(a). In the absence of an Event of Default, each Revolving Credit Loan shall bear interest at the Base Rate. So long as an Event of Default shall have occurred and be continuing, the Revolving Credit Loan and, to the extent permitted by Applicable Law, all due and unpaid Obligations other than the Revolving Credit Loan, shall bear interest at the Default Rate.

                  (b) Payment. Interest shall be payable in arrears on the first Business Day of each month with respect to interest accrued through the last day of the preceding month and on the Commitment Termination Date. Interest at the Default Rate shall be payable on demand.

                  (c) Maximum Permissible Rate. Notwithstanding anything to the contrary set forth in this Section 2.2, if, at any time until payment in full of all of the Obligations, the amount deemed interest payable hereunder exceeds the Maximum Permissible Rate, then in such event and so long as the Maximum Permissible Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Permissible Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Permissible Rate, Borrower shall continue to pay interest hereunder at the Maximum Permissible Rate until such time as the total interest received by Lender from the making of Revolving Credit Advances hereunder is equal to the total interest which Lender would have received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the interest rate payable hereunder shall be the rate of interest provided in Section 2.2(a) of this Agreement, unless and until the rate of interest again exceeds the Maximum Permissible Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount which Lender could lawfully have received had the interest due hereunder been
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
calculated for the full term hereof at the Maximum Permissible Rate. In the event the Maximum Permissible Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Permissible Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 2.2(c), shall make a final determination that Lender has received interest hereunder or under any of the Revolving Credit Loan Documents in excess of the Maximum Permissible Rate, Lender shall, to the extent permitted by Applicable Law, promptly apply such excess first to any interest due and not yet paid hereunder, then to the outstanding principal of the Obligations, then to Fees and any other unpaid Obligations and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

                  2.3 Fees.

                  (a) Closing Fee. As additional compensation for Lender's costs and risks in making this Revolving Credit Facility available to Borrower during its initial term, Borrower has paid to Lender, a non-refundable fee (the "Closing Fee") in an amount equal to $180,000, less the Commitment Fee and any remaining portion of the $100,000 initial underwriting deposit made to Lender by Borrower on September 13, 1993 after deducting therefrom (i) all cost and expenses incurred by Lender and its Affiliates (including, but not limited to, legal and professional fees and costs of indemnification) and (ii) Commitment Fee. The Closing Fee was deemed fully earned upon the execution of the Original Agreement.

                  (b) Non-use Fee. As additional compensation for Lender's costs and risks in making the Commitment available to Borrower, Borrower agrees to pay to Lender, in arrears for the preceding month, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower's non-use of the Commitment (the "Non-use Fee") in an amount equal to one quarter of one percent (0.25%) per annum on the average daily Revolving Credit Commitment Availability.

                  (c) Letter of Credit Fees. In connection with the Letter of Credit Obligations, Borrower agrees to pay to Lender the Letter of Credit Fees set forth on Schedule 2.1(g).

                  2.4 Calculation of Interest and Fees. All computations of interest and periodic fees shall be made by Lender on the basis of a 360-day year for the actual number of days occurring in the period for which such interest or fee is payable. If the date for any payment of principal is extended (whether by operation of this Agreement, any provision of law or otherwise), fees payable pursuant to this Agreement as well as interest, shall be payable for such extended time. Each determination by Lender of an interest rate or fee hereunder shall be presumed correct, subject to the Borrower's ability to rebut such presumption by a preponderance of evidence to the contrary.

                  2.5 Early Termination. Borrower shall have the right at any time, on 90
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days' prior written notice to Lender,  to voluntarily  terminate the Commitment, prepay the entire Revolving Credit Loan and all accrued and unpaid Obligations, cause all outstanding Letter of Credit Obligations to be cancelled, and terminate this Agreement. Upon such prepayment, cancellation and termination, Borrower's right to receive Revolving Credit Advances and to cause Lender to
incur  Letter  of  Credit  Obligations  shall  simultaneously   terminate.   Any
termination of the Commitment for any reason other than (i) Lender's assessment of a material change pursuant to Section 2.10 or (ii) Lender's acceleration of the Obligations due to an Event of Default pursuant to clause (i) of Section 8.1(K), shall require prepayment of the outstanding Revolving Credit Loan and all accrued and unpaid Obligations and cancellation of all outstanding Letter of Credit Obligations, and shall also require payment to Lender of a prepayment fee (the "Prepayment Fee") as follows: one percent (1%) of the amount of the Commitment if the Commitment is terminated prior to April 11, 1998. No partial termination of the Revolving Credit Facility by the Borrower shall be permitted without the consent of Lender.

                  2.6 Manner of Payment; Time.

                  (a) Manner of Payment. Borrower shall make each payment under this Agreement not later than 11:00 a.m. on the day when due in lawful money of the United States of America in immediately available funds to the Payment Account without any deduction whatsoever, including, but not limited to, any deduction for any set-off, recoupment, counterclaim or Tax. Amounts received to the Payment Account shall be deemed received (i) on the second Business Day following the irrevocable deposit therein of collected funds, for the purposes of calculating accrual of interest, and (ii) on the date of the irrevocable deposit therein of collected funds, for the purposes of calculating availability. Amounts received to the Payment Account shall be applied against the outstanding Obligations pursuant to Section 2.7.

                  (b) Time. All references to time contained in this Agreement, unless otherwise specified, shall be to local time in effect in Los Angeles, California.

                  2.7 Application and Allocation of Payments. Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of Borrower, and Borrower irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of Borrower as Lender may deem advisable. In the absence of a specific determination by Lender with respect thereto, the same shall be applied in the following order: (i) then due and payable Fees and expenses; (ii) then due and payable interest payments; (iii) Obligations other than Fees, expenses and interest and principal payments; and (iv) then due and payable principal payments on the Revolving Credit Loan and the Letter of Credit Obligations. Lender is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrower under this Agreement for payment of all Fees, expenses, Charges, costs, interest, reimbursement obligations or other Obligations owing by Borrower under this Agreement or any of the Loan Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due.
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
                  2.8 Accounting. Lender will provide a monthly accounting of transactions under the Revolving Credit Facility to Borrower. Each and every such accounting shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, unless Borrower, within 30 days after the date any such accounting is rendered, shall notify Lender in writing of any objection which Borrower may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Lender's determination, based upon the facts available, of any item objected to by Borrower in such notice shall be presumed correct, subject to the Borrower's ability to rebut such presumption by a preponderance of evidence to the contrary.

                  2.9 Taxes.

                  (a) Any and all payments by or on behalf of Borrower hereunder or under any Note or any other Loan Document shall be made, in accordance with this Section 2.9, free and clear of and without deduction for any and all present or future Taxes. If Borrower or any other Person shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note or any other Loan Document to Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9) Lender receives an amount equal to the sum it would have received had no such deductions been made by Borrower or such other Person, (ii) Borrower or such other Person shall make such deductions, and (iii) Borrower or such other Person shall pay the full amount deducted to the relevant taxing or other authority in accordance with Applicable Law.

                  (b) Borrower shall indemnify and pay, within 10 days of demand therefor, Lender for the full amount of Taxes (including without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.9) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted; provided, however, that Borrower shall be entitled to a credit against the Obligations to the extent that any such Taxes paid by Borrower pursuant to this Section 2.9 are subsequently refunded to the Lender or to the extent that the Lender receives a credit against the Taxes imposed on it by its jurisdiction of incorporation by virtue of the Taxes paid or reimbursed by Borrower under this Section 2.9 having been paid by it or on its behalf.

                  (c) Within 30 days after the date of any payment of Taxes pursuant to this Section 2.9, Borrower shall furnish or cause to be furnished to Lender, at its address referred to in Section 9.10, the original or a certified copy of a receipt evidencing payment thereof.

                  2.10 Increased Commitment or Funding Costs. If the Lender reasonably determines that either (a) the introduction of or any change in any Laws or in the interpretation or administration of any Law by any Governmental Authority charged with the interpretation or administration thereof after the date of this Agreement relating to the regulation of banks or commercial lenders or (b) compliance with any guideline or request
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
issued or made after the date hereof from any such Governmental Authority relating to the regulation of banks or commercial lenders (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital of Lender or any corporation controlling Lender as a consequence of or with reference to Lender's funding, incurring or maintaining the Commitment, any Revolving Credit Advance, any Letter of Credit Obligation, the Revolving Credit Loan or any other extension of credit or transaction hereunder below the rate that Lender or such other corporation could have achieved but for such introduction, change or compliance (taking into account the policies of Lender or corporation with regard to capital), then Borrower shall from time to time, upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender or other corporation for such reduction. Any notice under this Section
2.10 shall be given to Borrower as promptly as practicable after Lender obtains knowledge of such change, guideline or request and shall be accompanied by a certificate from Lender setting forth in reasonable detail the nature and calculation of the relevant amounts.

                  2.11 Failure to Charge Not Subsequent Waiver. Any failure by Lender to require payment of any interest (including interest at the Default
Rate), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit to be deemed a waiver of Lender's right to require full payment of any such interest, fee, cost or other amount payable by another method, on any other or subsequent occasion.

                  2.12  Survivability.   All  of  Borrower's  obligations  under
Sections 2.9 and 2.10 shall survive the payment in full of all obligations hereunder.

                                   ARTICLE 3.

                              CONDITIONS PRECEDENT

                  3.1 Conditions to Each Extension of Credit . It shall be a condition to the funding of the initial and each subsequent Revolving Credit Advance and to the incurrence by Lender of each Letter of Credit Obligation, that each and every one of the following statements shall be true on and as of the Restatement Date and as of the date of each such funding:

                  (a) Each of the representations and warranties contained herein or in any of the other Loan Documents is true and correct, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement, both before and after giving effect to such Revolving Credit Advance or Letter of Credit Obligation;

                  (b) No Default has occurred and is continuing either before or after giving effect to the requested Revolving Credit Advance or Letter of Credit Obligation; and

                  (c) After giving effect to such Revolving Credit Advance or to such Letter
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
of Credit Obligation, (i) the aggregate principal amount of the Revolving Credit Loan plus the aggregate principal amount of the outstanding Letter of Credit Obligations does not exceed the lesser of (x) the Commitment and (y) the Borrowing Base, without requiring that a payment be made to Lender, and (ii) the aggregate outstanding amount at such time of all Letter of Credit Obligations incurred by Lender does not exceed $1,000,000.

The request or acceptance by Borrower of the proceeds of any Revolving Credit Advance or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 3.1 have been satisfied and (ii) a confirmation by Borrower of the granting and continuance of Lender's Liens pursuant to the Collateral Documents, unless in each case (i) or
(ii), a notice to the contrary specifically captioned "Disclosure Statement" is received by the Lender from the Borrower prior to 2:00 p.m. on the Business Day preceding the date of the Revolving Credit Advance. To the extent that the Lender agrees to make any Extension of Credit after receipt of a Disclosure Statement in accordance with the preceding sentence, the representations and warranties and confirmation pursuant to the preceding sentence will be deemed made as modified by the contents of such statement and repeated at the time of the making of such Extension of Credit as so modified. Any such modification shall be effective only for the occasion on which the Lender elects to make such Extension of Credit, and unless expressly agreed by the Lender in writing to the contrary as provided in Section 9.1, shall not be deemed a waiver or modification of any condition to any future Extension of Credit.

                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lender to make this Revolving Credit Facility available to the Borrower, and to make Extensions of Credit, as herein provided for, Borrower, for itself and on behalf of the other Credit Parties, makes the following representations and warranties to the Lender, each and all of which shall be true and correct as of the date of execution and delivery of this Agreement and shall survive the execution and delivery of this Agreement:

                  4.1 Corporate Existence; Compliance with Law. Each Credit Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing could not reasonably be expected to have a Materially Adverse Effect; (ii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted, except where the failure to have such legal right could not reasonably be expected to have a Materially Adverse Effect; (iii) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to
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
the extent required for such ownership, lease operation and conduct, except such of the foregoing, that the failure to have, to have made or to have given which could not reasonably be expected to have a Materially Adverse Effect; (iv) is in compliance with its certificate or articles of incorporation and by-laws; and
(v) is in compliance with all provisions of Applicable Law where the failure to comply could reasonably be expected to have a Materially Adverse Effect.

                  4.2 Executive Offices; Corporate or Other Names.

                  (a) The current locations of Borrower's chief executive office and principal place of business are as set forth in response to question 6.a. of the Credit Party Questionnaire completed by the Borrower. During the preceding five (5) years, neither the Borrower nor Vodavi have been known as or used any corporate, fictitious or trade names except as disclosed in response to question 2 of the Credit Party Questionnaire completed by the Borrower. The Borrower has no professional office locations except as disclosed in the Credit Party Questionnaire completed by the Borrower.

                  (b) The current locations of the chief executive office and principal place of business of each of ARS and ESI are as set forth in response to question 6.a. of the Credit Party Questionnaire completed by such Credit Party. During the preceding five (5) years, neither ARS nor ESI have been known as or used any corporate, fictitious or trade names except as disclosed in response to question 2 of the Credit Party Questionnaire completed by such Credit Party. Neither ARS nor ESI have any professional office locations except as disclosed on the Credit Party Questionnaire completed by such Credit Party.

                  4.3 Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents executed by such Credit Party and of all instruments and documents to be delivered by such Credit Party hereunder and thereunder and the creation of all Liens provided for herein and therein: (i) are within such Credit Party's corporate power; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of such Credit Party's certificate or articles of incorporation or by-laws; (iv) do not violate any law or regulation, or any order or decree of any court or governmental instrumentality applicable to such Credit Party; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any material indenture, mortgage, deed of trust, lease, note, loan agreement or other agreement or instrument to which such Credit Party is a party or by which such Credit Party or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party other than those in favor of Lender created pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those delivered to Lender pursuant to Section 9.18(a) and except those not yet required to have been obtained, all of which will have been duly obtained, made or complied with. Each of the Loan Documents has been duly executed and delivered by each Credit Party which is a party thereto and each constitutes the legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms except to the extent that such
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
enforceability may be effected by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally, and general principles of equity.

                  4.4 Financial Statements and Projections. Schedule 4.4 sets forth the latest financial statements and Projections that Borrower has delivered to Lender prior to the Restatement Date. All of the balance sheets and statements of income, retained earnings and cash flows of the Parent and the Credit Parties listed on Schedule 4.4 have been, except as noted therein, prepared in conformity with GAAP and present fairly the financial position of the Parent or such Credit Party, as the case may be, in each case as of the dates thereof, and the results of operations and cash flows for the periods then ended (as to the unaudited interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes). The Projections disclose all material assumptions made with respect to general economic, financial and market conditions in formulating such Projections. No facts exist as of the date of any making of this representation that would result in any material change in any of such Projections. The Projections are based upon reasonable estimates and assumptions, all of which are reasonable in light of conditions existing at the Restatement Date, have been prepared on the basis of the assumptions stated therein, and reflect the reasonable estimate of Borrower of the results of operations and other information projected therein.

                  4.5 Material Adverse Change. Except as disclosed in audited consolidated financial statements of the Parent Group for the fiscal year ended December 31, 1996, that were delivered to the Lender, Borrower and the other Credit Parties have no obligations, contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments that could, alone or in the aggregate, have or result in a Material Adverse Effect. Since December 31, 1996, (i) there has been no material adverse change in the business, assets, operations, prospects or financial or other condition of Borrower or the Parent Group, taken as a whole, and (ii) no Credit Party has paid, made or declared any dividend, advance or other distribution to any stockholder of such Credit Party, except as permitted pursuant to this Agreement. No shares of stock of any Credit Party have been, or are now required to be, redeemed, retired, purchased or otherwise acquired for value by Borrower and there exists no present agreement, understanding or requirements (contingent or otherwise) to redeem, retire, purchase or otherwise acquire for value any such shares in the future except as disclosed on Schedule 4.5.

                  4.6      Ownership of Property; Liens.
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
                  (a) The real estate listed on Schedule 4.6 constitutes all of the real property owned, leased, or used in its business by Borrower or any other Credit Party. Except as disclosed on Schedule 4.6, each Credit Party owns:
(i) good and marketable fee simple title to all of the real estate owned or used by it other than such as its holds as lessee, and (ii) valid and marketable leasehold interests in all of its Leases (both as lessor and lessee, sublessee or assignee). Except as disclosed on Schedule 4.6, each Credit Party holds title to, or valid leasehold interests in, all of its other properties and assets. None of the properties or assets of any Credit Party is subject to any Liens, except (x) Permitted Encumbrances and (y) the Liens in favor of Lender pursuant to the Collateral Documents. Each Credit Party has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect its right, title and interest in and to all such real estate and other assets or property. Except as described on Schedule 4.6, (i) none of the Credit Parties nor any other party to any such Lease described on Schedule 4.6 is in default of its obligations thereunder or has delivered or received any notice of default under any such Lease, and no event has occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such Lease, (ii) none of the Credit Parties owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by such Person, and (iii) no portion of any real property owned or leased by any Credit Party has suffered any material damage by fire or other casualty loss or a Release which has not heretofore been completely repaired and restored to its original condition or is being remedied. All permits required to have been issued or appropriate to enable the real property owned or leased by any Credit Party to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect.

                  4.7 Restrictions; No Default. No contract, lease, agreement, judgment, decree or other instrument or order to which any Credit Party is a party or by which it or any of its properties or assets is bound or affected and no provision of existing Applicable Law has or results in a Material Adverse Effect, or insofar as any Credit Party can reasonably foresee could have or result in a Material Adverse Effect. None of the Credit Parties is in default, and to each Credit Party's knowledge no third party is in default, under or with respect to any material contract, agreement, lease or other instrument to which any Credit Party is a party. No Default has occurred and is continuing.

                  4.8 Labor Matters. There are no strikes or other labor disputes against any Credit Party that are pending or, to any Credit Party's knowledge, threatened which could have or result in a Material Adverse Effect or could cause or result in the incurrence by any Credit Party of a material liability, contingent or liquidated. Hours worked by and payment made to employees of each Credit Party have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which could have or result in a Material Adverse Effect or could cause or result in the incurrence by any Credit Party of a material liability, contingent or liquidated. All payments due from any Credit Party
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
on account of employee health and welfare insurance which could have or result in a Material Adverse Effect or could cause or result in the incurrence by any Credit Party of a material liability, contingent or liquidated, if not paid have been paid or accrued as a liability on the books of such Credit Party. None of the Credit Parties has any obligation under any collective bargaining agreement or any employment agreement, except as disclosed on Schedule 4.16 or permitted pursuant to Section 7.4. There is no organizing activity involving any Credit Party pending or threatened by any labor union or group of employees. Except as set forth on Schedule 4.14, there are no representation proceedings involving employees of any Credit Party pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party have made a pending demand for recognition. Except as set forth on
Schedule 4.14, there are no complaints or charges against any Credit Party pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual, except such complaints and charges that, singularly or in the aggregate, would not require notice to the Lender pursuant to Section 6.4.

                  4.9 Ventures, Subsidiaries and Affiliates, and Indebtedness. Except as set forth on Schedule 4.9, neither the Parent nor any of the Credit Parties has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All outstanding Stock and Indebtedness in excess of $25,000 of each of the Credit Parties is described on Schedule 4.9.

                  4.10 Government Regulation. None of the Credit Parties is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. None of the Credit Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other federal or state statute that restricts or limits its ability to incur Indebtedness, pledge its assets or to perform its obligations hereunder or under any other Loan Document and the making of the Revolving Credit Advances by Lender, the application of the proceeds and repayment thereof by Borrower or any other Credit Party and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission (except that no representation is made concerning whether any syndication or assignment by Lender might or would violate any Federal securities laws, regulations or orders).

                  4.11 Margin Regulations. None of the Credit Parties owns any "margin security", as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the Revolving Credit Advances will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans or other extensions of credit under this
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
Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. None of the Credit Parties will take or permit to be taken any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

                  4.12 Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed by any Credit Party (except for sales and use tax returns involving, in the aggregate, immaterial amounts), have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable that are or could reasonably be expected to become a liability or charge against any Credit Party or its assets have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, except for non-compliances that could not reasonably be expected to have a Material Adverse Effect or to cause or result in the incurrence by any Credit Party of a material liability, contingent or liquidated. Each of the Credit Parties has paid prior to delinquency all Charges which such Credit Party reasonably expects it will be required to be paid by them, except for non-compliances that could not reasonably be expected to have a Material Adverse Effect or to cause or result in the incurrence by any Credit Party of a material liability, contingent or liquidated. Proper and accurate amounts have been withheld by each of the Credit Parties from its respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities, except for non-compliances that could not reasonably be expected to have a Material Adverse Effect or to cause or result in the incurrence by any Credit Party of a material liability, contingent or liquidated. Schedule 4.12 sets forth those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit or which are otherwise currently outstanding. Except as described on Schedule 4.12, none of the Credit Parties has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties has any obligation under any written tax sharing agreement except as set forth on Schedule 4.12.
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
                  4.13 ERISA.

                  (a) Schedule 4.13 lists all Plans maintained or contributed to by any Credit Party and all Qualified Plans maintained or contributed to by any other ERISA Affiliate, and separately identifies the Title IV Plans, Multiemployer Plans, any multiple employer plans subject to Section 4064 of ERISA, unfunded Pension Plans, Welfare Plans and Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under IRC Section 401, and the trusts created thereunder have been determined to be exempt from tax under the provisions of IRC Section 501, and to the best knowledge of each Credit Party nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA which are true and correct as of the date filed, and with respect to each Plan, other than a Qualified Plan, all required contributions and benefits have been paid in accordance with the provisions of each such Plan. None of the Credit Parties or any other ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by IRC Section 412 or Section 302 of ERISA or the terms of any such Plan. With respect to all Retiree Welfare Plans, the present value of future anticipated expenses pursuant to the latest actuarial projections of liabilities does not exceed $50,000, and copies of such latest projections have been provided to Lender; with respect to Pension Plans, other than Qualified Plans, the present value of the liabilities for current participants thereunder using PBGC interest assumptions does not exceed $50,000. None of the Credit Parties has engaged in a prohibited transaction, as defined in Section 4975 of the IRC or Section 406 of ERISA, in connection with any Plan, which would subject any Credit Party (after giving effect to any exemption) to a material tax on prohibited transactions imposed by IRC Section 4975 or any other material liability.

                  (b) Except as set forth on Schedule 4.13: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) No ERISA Event or event described in
Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan or (z) any Credit Party or any other ERISA Affiliate with respect to any Plan; (iv) none of the Credit Parties or any other ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years none of the Credit Parties or any other ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity;
(vi) no plan which is a Retiree Welfare Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by IRC
Section 4980B and at the sole expense of the participant or the beneficiary of the participant); the Credit Parties and other ERISA Affiliates have complied
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with the notice and continuation  coverage requirements of IRC Section 4980B and the regulations thereunder except where the failure to comply could not have or result in any Material Adverse Effect; and (vii) no liability under any Plan has been funded, nor has such obligation been satisfied, with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

                  4.14 No Litigation. Except as set forth on Schedule 4.14, no action, claim or proceeding is now pending or, to the knowledge of an officer of any Credit Party, threatened against any Credit Party at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state or local government, or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) that challenges any Credit Party's right, power or competence to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of the Security Interest or of any Loan Document or any action hereunder or thereunder or (ii) that if determined adversely, could have or result in a Material Adverse Effect or could cause or result in the incurrence by any Credit Party of a material liability, contingent or liquidated, nor to the knowledge of an officer of any Credit Party does a state of facts exist that is reasonably likely to give rise to any such action, claim or proceeding.

                  4.15 Brokers. Except as set forth on Schedule 4.15, no broker or finder acting on behalf of Borrower or any other Credit Party brought about the obtaining, making or closing of the loans made pursuant to this Agreement or the transactions contemplated by the Loan Documents and neither Borrower nor any other Credit Party has any obligations to any Person in respect of any finder's or brokerage fees in connection therewith.

                  4.16 Employment Matters. Except as set forth on Schedule 4.16 or permitted pursuant to Section 7.4, there are no employment, consulting or management agreements covering management of any Credit Party. A true and complete copy of each such agreement has been furnished to Lender by Borrower.

                  4.17 Patents, Trademarks, Copyrights, Licenses and Accreditation. Except as otherwise set forth on Schedule 4.17, each Credit Party owns or has undisputed possession of all licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names, certificates of need and accreditation and other rights, the failure to own or possess which could have a Material Adverse Effect or could cause or result in the incurrence by any Credit Party of a material liability, contingent or liquidated, each of which is listed, together with Patent and Trademark Office application or registration numbers, where applicable, on Schedule 4.17. Each Credit Party is in full compliance with the provisions of each of the foregoing, except for non-compliances that could not reasonably be expected to have a Material Adverse Effect or to cause or result in the incurrence by such Credit Party of a material liability, contingent or liquidated. Schedule 4.17 lists all trade names or other names under which any of the Credit Parties conducts business. Each Credit Party conducts its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual
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
property right of others, except where such infringement or claim of infringement could not have or result in a Material Adverse Effect or could not cause or result in the incurrence by such Credit Party of a material liability, contingent or liquidated. There is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of any Credit Party.

                  4.18 Full Disclosure. No information contained in this Agreement, the other Loan Documents, the Projections, the Financials or any written statement furnished to the Lender by or on behalf of any Credit Party pursuant to the terms of this Agreement or any other Loan Document, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Security Interests granted to Lender pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject only to such exceptions as are permitted under the applicable Collateral Document. No event has occurred since December 31, 1996 and is continuing that has had or could have or result in a Material Adverse Effect.

                  4.19 Hazardous Materials. Except as set forth on Schedule 4.19, the Subject Property is free of contamination from any Hazardous Material that would constitute a violation of any Environmental Law. In addition,
Schedule 4.19 discloses potential material environmental liabilities of any Credit Party of which an officer of such Credit Party has knowledge (i) related to noncompliance with the Environmental Laws or (ii) associated with the Subject Property. None of the Credit Parties has caused or suffered to occur any Release with respect to any Hazardous Material that would constitute a violation of any Environmental Law at, under, above or within any real property that it owns or leases. None of the Credit Parties is involved in operations that could reasonably be expected to lead to the imposition of any liability or Lien on it, its property, or any premises that it occupies or any owner thereof, under the Environmental Laws, and none of the Credit Parties has permitted any tenant or occupant of such premises to engage in any such activity.

                  4.20 Insurance Policies. Schedule 4.20 Part II lists all insurance of any nature maintained by the Credit Parties, as well as a summary of the terms of such insurance. Such insurance complies with the standards set forth on Schedule 4.20 Part I, and all policies listed on such schedule are in full force and effect.

                  4.21 Deposit Accounts. Schedule 4.21 lists all banks and other financial institutions at which any of the Credit Parties maintains deposits and/or other accounts, and identifies as such each Collection Account, the Disbursement Account, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

                  4.22 Solvent Financial Condition. Each of the Borrower and the Parent Group, taken as a whole, is now, and after giving effect to the incurrence of the obligations and the granting of the Security Interests contemplated hereunder and under the other Loan
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
Documents, will be Solvent.

                  4.23   Credit   Party   Questionnaires.   The   Credit   Party
Questionnaires completed by each Credit Party are true and accurate in all material respects.

                                   ARTICLE 5.

                      FINANCIAL STATEMENTS AND INFORMATION

                  5.1 Reports and Notices. Borrower, for itself and on behalf of the Parent and the other Credit Parties, covenants and agrees that from and after the Restatement Date and until the Termination Date, it shall deliver or cause to be delivered to Lender each of the following at the Lender's address specified pursuant to Section 9.10.

                  (a) On each Business Day, a Notice of Borrowing/Collection Report from Borrower in the form of Exhibit A hereto;

                  (b) On the first Business Day of each week, (i) an accounts receivable summary from Borrower in the form of Exhibit K hereto with respect to Borrower's Accounts for the preceding week and Lender, at its reasonable discretion, may verify such Accounts owing by selected Account Debtors, and (ii) an inventory summary from Borrower in the form of Exhibit L hereto with respect to Eligible Inventory for the preceding week;

                  (c) Not later than the tenth Business Day of each month a Borrowing Base Certificate from Borrower as of the last day of the preceding month accompanied by such supporting detail and documentation as is satisfactory to Lender, including but not limited to (i) a monthly trial balance sheet showing accounts receivable outstanding by Account Debtor, aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days, 91 to 120 days and 121 days or more; and (ii) reconciliation of the accounts receivable trial balance to Borrower's general ledger and monthly financial statements;

                  (d) Within 30 days after the end of each Fiscal Month, financial and other information for such Fiscal Month for Borrower, certified by an officer of Borrower, including, without limitation, an internally-prepared
(i) statement of income and cash flow and balance sheet, (ii) sales analysis report; (iii) inventory/product mix analysis, as well as a summary aged receivable trial balance (by payor category), each of which shall be in form and in substance reasonably satisfactory to Lender and each of which shall provide comparisons to the internally prepared statement for the prior year's equivalent period and to budget, (iv) at the end of each Fiscal Quarter only, a schedule in reasonable detail showing the calculations used in determining Borrower's compliance with the financial covenants set forth in Section 7.10, (v) a consolidating balance sheet and statement of income for the Parent Group and
(vi) the certification of the president or chief financial officer of Borrower that all such financial statements delivered pursuant to clauses (i) and (v) above present fairly in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) the financial position, the results of operations and the statements of cash flow of
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
Borrower as at the end of such month and for the period then ended, that such information is complete and correct in all material respects as of its date and that no Default exists;

                  (e) Not more than 30 days prior to the beginning of each Fiscal Year, a consolidating operating plan for the Parent Group, approved by the Parent's board of directors, for such Fiscal Year that includes a monthly budget for the following year and includes for such year, operating profit estimates and plans for capital expenditures and facilities and that is accompanied by a certificate of the chief executive officer or chief financial officer of the Parent that such operating plan is based upon reasonable estimates and assumptions, all of which are reasonable in light of conditions then existing, have been prepared on the basis of the assumptions stated therein, and reflect the reasonable estimate of the Parent of the expected results of operations and other information projected therein;

                  (f) Within 90 days after the end of each Fiscal Year, annual consolidated financial statements of the Parent and its Consolidated
Subsidiaries, consisting of a consolidated balance sheet and consolidated statements of income, cash flows and stockholders' equity, which financial statements shall be prepared in accordance with GAAP, reported on (only with respect to the financial statements) without qualification by a firm of independent certified public accountants of recognized national standing selected by the Parent and reasonably acceptable to Lender, and accompanied by
(i) a report from such accountants to the effect that in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default has occurred, (ii) the annual letter from the chief financial officer of the Parent and each Credit Party to such accountants in connection with their audit examination detailing such Credit Party's contingent liabilities and material litigation matters involving such Credit Party, and
(iii) a certification of the chief executive officer or chief financial officer of the Parent and each Credit Party that all such financial statements present fairly in accordance with GAAP the financial position, the results of operations and the cash flows of the Parent and each Credit Party as at the end of such year and for the period then ended and that no Default exists;

                  (g) As soon as practicable, but in any event within two (2) Business Days after any officer of any Credit Party becomes aware of the existence of any Default, or any development or other information that could reasonably be expected to have or result in a Material Adverse Effect, telephonic or telegraphic notice specifying the nature of such Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five (5) Business Days;

                  (h) Promptly upon filing thereof, copies of such financial statements and reports as the Parent or any Credit Party shall send to its stockholders and all registration statements, and all regular or periodic reports that the Parent or any Credit Party shall file, or may be required to file, with the Securities and Exchange Commission or any successor commission;

                  (i) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Parent or any Credit Party or its board of directors by its independent certified public
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
accountants, including without limitation any management report;

                  (j) As often as Lender may request, such statements and schedules further identifying and describing the Collateral and such other reports in connection therewith as Lender may reasonably request, all in reasonable detail;

                  (k) Promptly upon learning thereof, each Credit Party shall advise Lender in reasonable detail of (i) any material Lien (other than as permitted under Section 7.6) attaching to or asserted against any of the Collateral, (ii) any material change in the composition of the Collateral or
(iii) the occurrence of any other event that could reasonably be expected to have or result in a material adverse effect upon the Collateral and/or Lender's Liens thereon; and

                  (l) Such other reports and information respecting the Parent's or any Credit Party's business, financial condition or prospects as Lender may, from time to time, reasonably request.

                  5.2 Communication with Accountants. Borrower, for itself and on behalf of the Parent and each of the other Credit Parties, authorizes Lender to communicate directly with its independent certified public accountants and tax advisors and authorizes those accountants to disclose to Lender any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Parent and the Credit Parties.

                                   ARTICLE 6.

                              AFFIRMATIVE COVENANTS

                  Borrower, for itself and on behalf of each of the other Credit Parties, covenants and agrees that, unless Lender shall otherwise consent in writing, from and after the date hereof and until the Termination Date:

                  6.1 Maintenance of Existence and Conduct of Business. Each Credit Party shall: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises, (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder, (c) at all times maintain, preserve and protect all of its licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names, certificates of need, accreditation and other rights, the failure to preserve which could have a Material Adverse Effect, and (d) preserve all the remainder of its property, in use or useful in the conduct of its business, and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, and (e) transact business only in its corporate name or such fictitious or trade names as are expressly disclosed in the Security Agreement.
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
                  6.2 Payment of Obligations.

                  (a) Each Credit Party shall: (i) prior to an Event of Default, pay and discharge, or cause to be paid and discharged, its Indebtedness (other than the Obligations) when due (giving effect to any applicable grace period), and (ii) subject to Section 6.2(b), pay and discharge promptly all (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) before such charges become delinquent, and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become in default.

                  (b) Each Credit Party may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges or claims described in Section 6.2(a)(ii); provided, that at the time of commencement of any such action or proceeding, and during the pendency thereof (i) no Event of Default shall exist, (ii) adequate reserves with respect thereto are maintained on the books of such Credit Party in accordance with GAAP, (iii) such contest together with any bond that is a Permitted Encumbrance operates to suspend collection of the contested Charges or claims and such contest is maintained and prosecuted continuously and with diligence, (iv) none of the Collateral would be subject to forfeiture or loss or any Lien, except for a Permitted Encumbrance, by reason of the institution or prosecution of such contest, (v) no Lien shall exist, be imposed or be attempted to be imposed for such Charges or claims during such action or proceeding, and (vi) such Credit Party shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence reasonably acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party.

                  6.3 Books and Records. Each Credit Party shall keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting its financial transactions in accordance with sound accounting practices, are made in accordance with GAAP and on a basis consistent with preparation of the Financials referred to in paragraph I(b) of Schedule 4.4.

                  6.4 Litigation. Each Credit Party shall notify Lender in writing, promptly upon learning thereof, of any litigation commenced or threatened against such Credit Party, and of the institution against such Credit Party of any suit or administrative proceeding, that (a) may involve an amount in excess of $100,000 or (b) could reasonably be expected to have or result in a Material Adverse Effect if adversely determined.
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
                  6.5 Insurance.

                  (a) Each Credit Party, at its sole cost and expense, shall maintain or cause to be maintained the policies of insurance described on
Schedule 4.20 in form, with such endorsements and with insurers recognized as adequate by Lender. Such polices shall be in such amounts as are set forth on
Schedule 4.20 or such lesser amounts as the Lender shall reasonably agree in writing. Each Credit Party shall notify Lender promptly of any casualty occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline. In the event any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above that insure the Collateral or to pay any premium in whole or in part relating thereto, Lender, without waiving or releasing any Obligation or Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Lender deems advisable. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable, on demand, by Borrower to Lender and shall be additional Obligations hereunder secured by the Collateral, provided, that if and to the extent Borrower fails to promptly pay any of such sums upon Lender's demand therefor, Lender is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrower for payment thereof.

                  (b) Lender reserves the right at any time, upon review of any Credit Party's risk profile, to require additional forms and limits of insurance to, in Lender's reasonable opinion, adequately protect Lender's interest. Each Credit Party shall, if so requested by Lender, deliver to Lender, as often as Lender may request, a report of a reputable insurance broker, satisfactory to Lender with respect to its insurance policies.

                  (c) Each Credit Party shall deliver to Lender endorsements to all of its general liability and other liability policies naming Lender an additional insured.

                  6.6 Compliance with Laws. Each Credit Party shall comply in all material respects with all Applicable Laws, including, without limitation, those relating to licensing, environmental, consumer credit, ERISA and labor matters.

                  6.7 Agreements. Each Credit Party shall perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which such Credit Party is a party, including, without limitation, any lease and customer contracts to which such Person is a party where the failure to so perform and enforce could reasonably be expected to have a Material Adverse Effect or to cause or result in the incurrence of a material liability, contingent or liquidated. None of the Credit Parties shall terminate or modify any provision of any agreement to which it is a party which termination or modification could reasonably be expected to have or result in a Material Adverse Effect or to cause or result in the incurrence by such Credit Party of a material liability, contingent or liquidated.
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
                  6.8 Employee  Plans.  Each Credit Party shall notify Lender of
(i) any and all claims, actions, or lawsuits asserted or instituted, and of any threatened litigation or claims, against such Credit Party or any ERISA Affiliate in connection with any Plan maintained, at any time, by any such Person or to which any such Person has or had at any time any obligation to contribute, or/and against any such Plan itself, or against any fiduciary of or service provided to any such Plan, and (ii) the occurrence of any "Reportable Event" with respect to any Pension Plan of any Credit Party or any ERISA Affiliate.

                  6.9 Environmental Matters. Each Credit Party shall, (i) comply in all respects with the Environmental Laws applicable to such Person except for such non- compliances as singly or in the aggregate, could not reasonably be expected to have a Materially Adverse Effect, (ii) notify Lender promptly after any Credit Party becomes aware of any Release upon any premises owned or occupied by such Credit Party that could reasonably be expected to have a Materially Adverse Effect or result in the incurrence by such Credit Party of a material liability, actual or contingent, and (iii) promptly forward to Lender a copy of any order, notice, permit, application, or any communication or report received by any Credit Party in connection with any such Release or in connection with any other matter relating to the Environmental Laws that, singly or in the aggregate, may adversely affect the use or value of such premises in any material respect. The provisions of this Section 6.9 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.

                  6.10 Access. Each Credit Party shall: (i) provide access during normal business hours to Lender and any of its officers, employees and agents, upon reasonable prior notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times), to the properties and facilities of such Credit Party; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts from all of its records, files and books of account, and (iii) permit Lender to inspect, review and evaluate its accounts and other records (excluding attorney-client privileged documents), at each Credit Party's locations and at premises not owned by or leased to such Credit Party. Each Credit Party shall make available to Lender and its counsel, as quickly as practicable under the circumstances, copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, and other instruments and documents (excluding attorney-client privileged documents) that Lender may request. Each Credit Party shall deliver any document or instrument reasonably necessary for Lender, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including, without limitation, computer tapes and discs owned by such Credit Party. Upon the request of the Lender, each Credit Party shall instruct its certified public accountants and its banking and other financial institutions to make available to Lender such information and records as Lender may reasonably request.
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
                  6.11 Cash Management.

                  (a) Until the Termination Date, the Borrower shall deposit or cause to be deposited directly, in either case on the date of receipt thereof and in the form received, all cash, checks, notes, drafts or other similar items of payment received only into the Collection Accounts and disburse or permit the disbursement of amounts in the Collection Accounts only to the Payment Account.

                  (b) So long as no Default has occurred, Borrower may add or replace a Collection Account; provided, however, that (i) Lender shall have consented to the opening of such account with the relevant bank, and (ii) at the time of the opening of such account, such bank shall have executed and delivered to Lender a triparty account agreement, in form and substance satisfactory to Lender.

                  (c) The Lender shall daily sweep amounts from the Collection Accounts to the Payment Account for application against the Obligations as described in Section 2.6. Borrower shall take all such steps as the Lender shall reasonably request to facilitate the arrangements described in this Section 6.11 and to preserve the Lender's security interest granted in the amount deposited to the Collection Accounts pursuant to the Loan Documents.

                  6.12 Goldstar Agreements. Borrower shall, on or before December 31, 1997, enter into an extended or replacement Key System Agreement with Goldstar, on terms that are at least as favorable to Borrower as if Goldstar were not an equity holder of the Parent, which agreement shall have a term of not less than 36 months, unless otherwise consented to by Lender in writing, and shall otherwise contain terms that are in all respects acceptable to Lender in its reasonable discretion.

                                   ARTICLE 7.

                               NEGATIVE COVENANTS

                  Borrower covenants and agrees for itself and on behalf of the other Credit Parties that, without Lender's prior written consent, from and after the date hereof until the Termination Date:

                  7.1 Mergers, Etc. None of the Credit Parties shall directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person or form any Subsidiary.

                  7.2 Investments. Except as set forth on Schedule 4.9 or in the proviso at the end of this sentence, none of the Credit Parties shall make or maintain any investment in, or make or accrue loans or advances of money to any Person, through the direct or indirect holding of securities or otherwise (all of the foregoing "Investments"); provided, however,
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that Borrower may make loans to ARS and ESI in an aggregate principal amount not to exceed $1,250,000 outstanding at any time so long as (i) such indebtedness is evidenced by a promissory note duly executed by such borrower payable to Borrower and pledged by Borrower to Lender as security for the Obligations, and
(ii) Borrower has not less than $1,250,000 of unused Revolving Credit Advance Availability hereunder at all times any such loan is outstanding.

                  7.3 Indebtedness. None of the Credit Parties shall create, incur, assume or permit to exist any Indebtedness, except (i) Indebtedness of the Borrower in an aggregate principal amount not to exceed $200,000 at any time outstanding, (ii) the Obligations, (iii) reimbursement obligations of the Borrower in respect of Letters of Credit, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities not to exceed $150,000 in the aggregate for all Credit Parties and then only to the extent they are permitted to remain unfunded under Applicable Law, (v) Intercompany Debt, so long as such Indebtedness is subordinated to the Obligations in all respects on terms reasonably acceptable to Lender, and (vi) other Indebtedness set forth on
Schedule 4.9.

                  7.4 Affiliate and Employee Loans; Transactions and Employment Agreements. Except as expressly permitted hereunder or under Section 7.2, none of the Credit Parties shall enter into any lending, borrowing or other commercial transaction with any of its employees, directors or Affiliates, under terms that are any less favorable to any Credit Party than similar transactions negotiated in arms length transactions between such Credit Party and unrelated third parties, including, without limitation, payment of any management consulting, advisory or similar fee based on or related to any Credit Party's operating revenue, performance or income or any percentage thereof other than
(a) pursuant to the transactions described on Schedule 7.4 and (b) full-time employment agreements and incentive compensation programs with employees on commercially reasonable terms that are substantially similar to the agreements and programs described on Schedule 7.4 and that have been consented to by Lender. Notwithstanding the foregoing provisions of this Section 7.4, the Credit Parties shall not make any Loans to any employee, director or Affiliate, except as expressly permitted under Section 7.2, without the consent of Lender.

                  7.5 Capital Structure and Business. None of the Credit Parties shall make any changes in any of its business objectives, purposes, or operations which could in any way be reasonably expected to adversely affect the repayment of the Obligations, the security interests granted under the Collateral Documents or to have or result in a Material Adverse Effect. None of the Credit Parties shall engage in any business other than the business currently engaged in by it.

                  7.6 Liens. None of the Credit Parties shall create or permit any Lien on any of its properties or assets except presently existing or hereafter created Liens in favor of Lender, Liens set forth on Schedule 7.6 and Permitted Encumbrances. Each Credit Party also shall defend the right, title and interest of Lender and any of such Credit Party's rights, titles and interest in, to and under the Collateral against the claims and demands of all Persons whomsoever and shall not enter into any agreement that prohibits such Credit Party from
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granting any additional Liens to the Lender.

                  7.7 Sale of Assets. The Credit Parties shall not sell, transfer, convey, assign or otherwise dispose of any of their respective assets or properties (including, without limitation, sales of Accounts and Inventory not made in the ordinary course of business) having an aggregate value, over the term of this Agreement, of $50,000 or more.

                  7.8 Events of Default. None of the Credit Parties shall take any action or omit to take any action, which act or omission would constitute
(a) a Default pursuant to, or noncompliance with any of, the terms of any of the Loan Documents or (b) a material default or an event of default pursuant to, or noncompliance with, any other Contract, lease, mortgage, deed of trust or instrument to which it is a party or by which it or any of its property is bound, or any document creating a Lien, except, in the case of the clause (b) only, for such actions or omissions that, in the reasonable judgment of the Lender, could not be expected to have a Materially Adverse Effect.

                  7.9 ERISA. None of the Credit Parties nor any ERISA Affiliate thereof shall without Lender's prior written consent acquire any new ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an "accumulated funding deficiency," as defined in Section 302 of ERISA, or any "unfunded vested benefits," as defined in Section 4006(a)(3)(e)(iii) of ERISA, in the case of any plan other than a Multiemployer Plan, and in Section 4211 of ERISA in the case of a Multiemployer Plan. Additionally, none of the Credit Parties nor any ERISA Affiliate thereof shall, without Lender's prior written consent, permit or suffer any condition set forth on Schedule 4.13 to cease to be met and satisfied at any time; terminate any Pension Plan that is subject to Title IV of ERISA where such termination could reasonably be anticipated to result in liability to any such Person; permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan; fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent; make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan; or at any time fail to provide Lender with copies of any Plan documents or governmental reports or filings, if reasonably requested by Lender.

                  7.10 Financial Covenants. Borrower shall not at any time fail to be in compliance with any of the following financial covenants:

                  (a) Maximum Capital Expenditures. Borrower shall not make Capital Expenditures that exceed in the aggregate during any Fiscal Year, $1,000,000.

                  (b) Minimum Fixed Charge Coverage Ratio. Borrower shall have a ratio of (i) EBITDA minus Capital Expenditures (other than Capital Expenditures financed with Capital Leases) to (ii) Fixed Charges, in each case measured as at the end of each Fiscal Quarter for the twelve month period ending on such date (the "Fixed Charge Coverage Ratio"), of not less than 1.25:1.
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
                  (c) Maximum Inventory Turnover Days. Borrower shall have Maximum Inventory Turnover Days of not more than 105 days as measured at the end of each Fiscal Quarter for the twelve month period ending on such date.

                  7.11 Hazardous Materials. Except as set forth on Schedule 4.19, the Credit Parties shall not and shall not permit any other Person within the control of any Credit Party to cause or permit a Release or the presence, use, generation, manufacture, installation, Release, discharge, storage or disposal of any Hazardous Materials on, under, in, above, or about any of its real estate or the transportation of any Hazardous Materials to or from any real estate where such Release or presence, use, generation, manufacture, installation, Release, discharge, storage or disposal would violate any Environmental Laws.

                  7.12 Restricted Payments. The Credit Parties shall not make any Restricted Payment.

                  7.13 Change in Control. Parent shall not cease to own, free of any Lien, the legal and beneficial interest in 100% of the outstanding stock of each of the Credit Parties (on a fully diluted basis).

                                   ARTICLE 8.

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

                  8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                  (a) Borrower or any other Credit Party shall fail to make any payment in respect of any Obligation hereunder or under any of the other Loan Documents when and as due and payable or declared due and payable; provided that, so long as no Event of Default shall have occurred and be continuing, any amount payable on demand of the Lender shall be payable upon the earlier of: (i) the fifteenth day following such demand, and (ii) the occurrence of an Event of Default.

                  (b) Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Section 6.11 or Section 7.

                  (c) Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any term or provision of this Agreement (other than any such term or provision referred to in paragraphs (a) or (b) above) or of any of the other Loan Documents, and the same shall remain unremedied for a period ending on the first to occur of 30 days after Borrower or such other Credit Party shall receive written notice of any such failure from Lender or 60 days after Borrower or such other Credit Party shall become aware thereof.

                  (d) A default shall occur under any other agreement, document or
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
instrument to which any Credit Party is a party or by which any Credit Party or its property is bound and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and after giving effect to any applicable grace period) in respect of any Indebtedness of such Credit Party in an aggregate amount exceeding $200,000 or
(ii) causes or permits any holder of such Indebtedness or a trustee to cause such Indebtedness, or a portion thereof in an aggregate amount exceeding $200,000 to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

                  (e) Any representation or warranty herein or in any Loan Document or in any written statement pursuant thereto or hereto, any report, financial statement or certificate made or delivered to Lender by any Credit Party shall be untrue or incorrect in any material respect, as of the date when made or deemed made (including those made or deemed made pursuant to Section 3.2).

                  (f) Any of the assets having a book or market value in excess of $50,000 of any Credit Party shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of such Person and such matter shall remain unstayed or undismissed for thirty (30) consecutive days; or any Person other than such Credit Party shall apply for the appointment of a receiver, trustee or custodian for any of its assets and such matter shall remain unstayed or undismissed for thirty (30) consecutive days; or any Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of such Person's property, with intent to hinder delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

                  (g) A case or proceeding shall have been commenced against any Credit Party in a court having competent jurisdiction seeking a decree or order
(i) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy, insolvency, moratorium or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Credit Party or of any substantial part of its properties, or (iii) ordering the winding up or liquidation of the affairs of such Credit Party and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

                  (h) Any Credit Party shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy, insolvency, moratorium or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Credit Party or of any substantial part of its properties, (iii) fail generally pay its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action.
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
                  (i) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment or money in excess of $100,000 in the aggregate shall be rendered against any Credit Party unless the same shall be
(i) fully covered by insurance in accordance with Section 6.5 or (ii) vacated, stayed, bonded, paid or discharged within a period or thirty (30) days from the date of such final judgment.

                  (j) Any other event shall have occurred or condition shall exist which could reasonably be expected to have or result in a material adverse change in the business, assets, operations, prospects or financial or other condition of Borrower or the Parent Group, taken as a whole, and such event or condition shall continue after the Lender shall have given Borrower at least twenty (20) days notice thereof.

                  (k) (i) Any provision that is deemed material by the Lender of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or (ii) any security interest created under any Collateral Document shall cease to be a valid and perfected security interest or Lien having the first priority (or other priority, if and as provided for by the Collateral Document establishing such Lien) in any of the Collateral purported to be covered thereby and that is deemed material by the Lender; provided, however, that no event described in clause (i) of this paragraph (k) shall constitute an Event of Default, if, within 30 days of the Lender's notification to the Borrower of such event, the Borrower and the Lender shall agree on an enforceable substitute provision or arrangement that has the same practical effect as the invalidated provision or interest and that is reasonably satisfactory to the Lender.

                  8.2 Remedies. If any Event of Default shall have occurred and be continuing, Lender may, by notice to the Borrower, (a) terminate the Commitment, (b) declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower, and (c) exercise any rights and remedies provided to Lender under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(f), (g) or (h), the Obligations shall become immediately due and payable and any obligation on Lender's part to make any further Revolving Credit Advances or to incur any further Letter of Credit Obligations shall immediately terminate, all without declaration, notice or demand by Lender.

                  8.3 Cumulative Remedies. Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any other agreement, including without limitation, the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

                  8.4 Waivers by Borrower. Except as otherwise provided for in this Agreement and to the fullest extent permitted by Applicable Law, Borrower, for itself and on behalf of each other Credit Party, waives (i) presentment, demand and protest and notice of
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presentment,  dishonor, notice of intent to accelerate,  notice of acceleration,
protest,  default,  nonpayment,   maturity,  release,  compromise,   settlement,
extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower or any other Credit Party may in any way be liable, (ii) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

                                   ARTICLE 9.

                                 MISCELLANEOUS

                  9.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof, supersede all prior agreements, understandings or inducements (whether express or implied, or oral or written), and may not be modified, altered or amended except by an agreement in writing signed by Borrower and Lender. Without limiting the generality of the immediately preceding sentence, any letter of interest or commitment letter between Borrower and Lender or any of its affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be merged with and into and superseded by this Agreement.

                  9.2 Fees and Expenses. Borrower shall reimburse Lender for all reasonable out-of-pocket expenses incurred in connection with (i) the preparation, negotiation or consummation of the Loan Documents (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the transactions contemplated thereby and advice in connection therewith) and (ii) wire transfers to the account of Borrower. Borrower shall reimburse Lender for all reasonable fees, costs and expenses, including, without limitation, the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants) for advice, assistance, or other representation in connection with:

                  (i) the  forwarding  to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of the Revolving Credit Advances;

                  (ii) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the loans made pursuant hereto or its rights hereunder or thereunder;

                  (iii) any litigation,  contest,  dispute,  suit, proceeding or action
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             (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents, any of the Letters of Credit or Letter of Credit Obligations, or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Lender by virtue of the Loan Documents;

                  (iv) any  attempt  to  enforce  any  rights of Lender  against
             Borrower, any other Credit Party or any other Person that may be obligated to Lender by virtue of any of the Loan Documents;

                  (v) any attempt to (A) monitor the Obligations,  (B) evaluate, observe, assess Borrower or its affairs, and (C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral;

including, without limitation, the reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this
Section 9.2 shall be payable, on demand, by Borrower to Lender; provided that, so long as no Event of Default shall have occurred and be continuing, the Borrower's obligation to reimburse Lender for fees and expenses incurred pursuant to clause (v) above shall not exceed $15,000 per year. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court report fees, costs and expenses; long distance telephone charges; air express charges; telegram charges, secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services (collectively, the "Transaction Expenses").

                  9.3 Indemnity.

                  (a) Borrower shall indemnify and hold Lender and each of their respective Affiliates, officers, directors, employees, attorneys and agents
(each,  an "Indemnified  Person"),  harmless from and against any and all suits,
actions,   proceedings,   claims,  damages,  losses,  liabilities  and  expenses
(including reasonable attorneys' fees and disbursements and other reasonable costs of investigation or defense, including those incurred upon any appeal)
that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended under this Agreement and the other Loan Documents or in connection with or arising out of the transactions contemplated hereunder and thereunder, including any claim, action, suit, proceeding, loss, cost, damage, liability, deficiency, fine, penalty, punitive, exemplary or consequential damage or expense (including reasonable
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attorneys' and consultants' fees, investigation and laboratory fees, court costs and litigation expenses), directly or indirectly resulting from, arising out of, or based upon (i) the presence, Release, use, manufacture, installation, generation, discharge, storage or disposal, at any time, of any Hazardous Materials on, under, in or about, or the transportation of any such materials to or from, any of the Subject Property, or (ii) the violation or alleged violation by any Credit Party of any law, statute, ordinance, order, rule, regulation, permit, judgment or license relating to the use, generation, manufacture, installation, Release, discharge, storage or disposal of Hazardous Materials to or from any of the Subject Property; which indemnity shall include, without limitation, (A) any damage, liability, fine, penalty, punitive, exemplary or consequential damage, cost or expense arising from or out of any claim, action, suit or proceeding for personal injury (including sickness, disease, death, pain or suffering), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources or the environment, nuisance, pollution, contamination, leak, Release or other adverse effect on the environment, and (B) the cost of any required or necessary repair, cleanup, treatment, remediation or detoxification of any of the Subject Property and the preparation and implementation of any closure, disposal,  remedial  or other  required  actions in  connection  with any of the
Subject  Property;   provided,  that  Borrower  shall  not  be  liable  for  any indemnification to such Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from such Indemnified Person's gross negligence or willful misconduct. NEITHER LENDER NOR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THE LOAN DOCUMENTS.

                  (b) Borrower hereby acknowledges and agrees that Lender (i) is not now, and has not ever been, in control of any of the Subject Property or the affairs of Borrower, and (ii) does not have the capacity through the provisions of the Loan Documents to influence Borrower's conduct with respect to the ownership, operation or management of any of the Subject Property.

                  9.4 No Waiver. Lender's failure, at any time or times, to require strict performance by Borrower or any other Credit Party of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of any Default under the Loan Documents shall not suspend, waive or affect any other Default under this Agreement or any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default by Borrower under this Agreement and no defaults by any Credit Party under any of the other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized
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
employee of Lender and directed to Borrower specifying such suspension or waiver.

                  9.5 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrower,
Lender, and their respective successors and assigns, except as otherwise provided herein or therein. Borrower may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without the prior express written consent of Lender shall be void. The Lender may assign its rights and obligations hereunder to one or more financial institutions with the consent of the Borrower, such consent not to be unreasonably withheld or delayed. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrower and Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

                  9.6 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  9.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

                  9.8 Authorized Signature; Oral Instructions. Until Lender shall be notified by Borrower to the contrary, each of the Persons listed on
Schedule 9.8 (an "Authorized Borrower Representative") is authorized to act on behalf of the Borrower in all respects hereunder and the Lender shall be protected in all respect when acting in accordance with instructions given by such Person. The signature upon any document or instrument delivered pursuant hereto of any such Person shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors. The Lender has permitted telephonic instructions hereunder as an accommodation to the Borrower. In exchange for such accommodation, the Borrower agrees that the Lender's understanding of any oral instruction shall be binding and conclusive upon the Borrower, notwithstanding any divergence between such understanding and any later written confirmation thereof, and the Lender shall in all respects be protected and held harmless when acting in accordance with such understanding, it being the intention of the parties that the Borrower assume all risks of the use of oral communication.

                  9.9 Governing Law. EXCEPT AS OTHERWISE  EXPRESSLY  PROVIDED IN
ANY  OF  THE  LOAN  DOCUMENTS,  IN  ALL  RESPECTS,   INCLUDING
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
ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE CITY AND STATE OF NEW YORK, BOROUGH OF MANHATTAN, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT LENDER AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE CITY AND STATE OF NEW YORK, BOROUGH OF MANHATTAN AND, PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER AND, PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO PRECLUDE THE BORROWER FROM PURSUING ANY COMPULSORY COUNTERCLAIM IN ANY PROCEEDING BROUGHT BY THE LENDER IN ANY SUCH OTHER JURISDICTION. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH ON IN SECTION 9.10 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

                  9.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have
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
been validly served, given or delivered (i) upon the earlier of actual receipt and three days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 9.10, (iii) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below:

          (a)  If to Lender:

                                   General Electric  Capital  Corporation
                                   350 South Beverly Drive
                                   Suite 200
                                   Beverly Hills,  California  90212
                                   Attention:  Timothy J. Rafanello
                                   Telecopy No.: (310) 785-0644

               With copies to:

                                   General Electric Capital Corporation
                                   201 High Ridge Road
                                   Stamford, Connecticut  06927-5100
                                   Attention:  Legal Counsel
                                   Telecopy No.:  (203) 316-7822

          (b)  If to Borrower, at:

                                   Vodavi Communications Systems, Inc.
                                   8300 East Raintree Drive
                                   Scottsdale, Arizona  85260
                                   Attention: Greg Roeper
                                   Telecopy No.:  (602) 483-0144

               With copies to:

                                   O'Connor, Cavanagh, Anderson, Killingsworth
                                        & Beshears
                                   One East Camelback Road
                                   Suite 1100
                                   Phoenix, AZ  85012-1656
                                   Attention:  Jeffrey H. Verbin, Esq.
                                   Telecopy No.:  (602) 263-2900

or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Lender) designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  9.11 Subordination. As an independent covenant, Borrower hereby expressly covenants and agrees for the benefit of Lender that all present or future indebtedness, obligations and liabilities of any other Credit Party to Borrower of whatsoever description (collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Obligations, effective upon the occurrence and during the continuance of an Event of Default. If an Event of Default shall occur, then, unless and until such Event of Default shall have been cured or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made by any other Credit Party to Borrower on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the Obligations. In the event of a Proceeding (as hereinafter defined), all Obligations shall first be paid in full before any direct or indirect payment or distribution (in cash, property, securities, by set-off or otherwise) shall be made to Borrower on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the Obligations. For the purposes of the previous sentence, a "Proceeding" shall occur if any Credit Party shall make an assignment for the benefit of creditors, file a petition in bankruptcy, have entered against or in favor of it an order for relief under the Bankruptcy Code or similar law of any other jurisdiction, generally fail to pay its debts as they come due (either as to number or amount), admit in writing its inability to pay its debts generally as they mature, make a voluntary assignment for the benefit of creditors, commence any proceeding relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or by any act, indicate its consent to, approval of or acquiescence in any such proceeding or in the appointment of any receiver of, or trustee or custodian (as defined in the Bankruptcy Code) for itself, or any substantial part of its property, or a trustee or a receiver shall be appointed for any Credit Party or for a substantial part of the property of any Credit Party, or a petition under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute or any jurisdiction (whether now or hereafter in effect) shall be filed against any Credit Party. In the event any direct or indirect payment or distribution is made to Borrower in contravention of this Section, such payment or distribution shall be deemed received in trust for the benefit of Lender and shall be immediately paid over to Lender for application against the Obligations. Borrower agrees to execute such additional documents as Lender may reasonably request to evidence the subordination provided for in this Section.

                  9.12 Survival of Obligations Upon Termination of Financing Arrangement. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless or cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of

Borrower or the rights of Lender relating to any unpaid Obligation, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrower, and all rights of Lender, all as contained in the Loan Documents shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been indefeasibly paid in full in accordance with the terms of the agreements creating such Obligations, provided, however, that the Lender agrees to take such action as the Borrower shall reasonably request, at the Borrower's cost and expense, to file such instruments as shall be necessary to release its Liens under the Loan Documents upon termination of the Commitment and receipt by the Lender of collected funds in the amount of the outstanding Obligations.

                  9.13 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  9.14 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

                  9.15 Time of Essence. Time is of the essence of this Agreement and each of the other Loan Documents.

                  9.16 Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER
SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

                  9.17 Syndication. The Borrower agrees to take such steps as the Lender shall reasonably request to assist Lender in the sale and/or syndication of the credit provided herein to one or more other financial institutions. Such steps may include, at the discretion,
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
of the Lender, the preparation and dissemination of financial and other disclosure documents to prospective purchasers, discussions by management with such Persons and such amendments to the Loan Documents as shall be required to cause them to conform with customary syndicated bank documents.

                  9.18  Special   Provision   Relating  to  this  Amendment  and
Restatement.

                  (a) This Amended and Restated Credit Agreement shall be effective upon receipt by the Lender of the following items which shall be in form and substance satisfactory to the Lender in all respects:

                  (i) counterparts of this Agreement duly executed by the Borrower and consented to by the Parent;

                  (ii) counterparts of the Guaranty Agreement duly executed by each of ARS and ESI;

                  (iii) counterparts of the Security  Agreements,  duly executed by each of ARS and ESI;

                  (iv) counterparts of an amendment to the Pledge Agreement, duly executed by the Parent and pledging all of the outstanding capital stock of ARS and ESI, together with irrevocable stock powers executed in blank;

                  (v) an opinion of counsel to the Borrower,  the Parent and the other Credit Parties as to the due execution and enforceability of this Agreement, the Guaranty Agreement, the Security Agreement, and the Pledge Agreement, and covering such other matters as the Lender may request;

                  (vi) a  certificate  of  Borrower,  the  Parent and each other
             Credit Party, as to the due authorization, execution and delivery of this Agreement, the Guaranty Agreement, the Security Agreements and the Pledge Agreement and the truth of the representations and warranties hereunder and thereunder;

                  (vii) evidence that no Indebtedness (other than Permitted Indebtedness) is outstanding, and that no Liens exist upon any of the property of any Credit Party other than Permitted Encumbrances;

                  (viii) evidence that each Credit Party has obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required, including, but not limited to, all requisite Governmental Authorities, to the terms, and to the execution and delivery, of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby;

                  (ix) evidence that such action (including, without limitation, the filing of appropriately completed and duly executed Uniform Commercial Code financing statements) as may be necessary or desirable, in the opinion of the Lender and its counsel, to perfect the Security Interest shall have been taken;

                  (x) UCC, Lien, judgment and tax search reports for each jurisdiction in which each Credit Party is located or has Collateral, showing no Liens or financing statements of record against any Credit Party, except Permitted Encumbrances, all in form and substance satisfactory to the Lender;

                  (xi)  evidence  that the  insurance  policies  provided for in
             Section 6.5 and Schedule 4.20 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as appropriate, in favor of the Lender and in form and substance satisfactory to the Lender;

                  (xii) evidence that, as of the Restatement Date, and after giving effect to the transactions contemplated hereby, each of Borrower and the Parent Group, taken as a whole, is Solvent;

                  (xiii) evidence that, as of the Restatement  Date, each Credit
             Party is in compliance in all material respects with all Applicable Law, including those relating to labor, environmental and ERISA matters, which evidence may include environmental studies and compliance audits of the Credit Parties, and their respective assets;

                  (xiv) payment of all fees, expenses and amounts (including Lender's attorney's fees) due to the Lender pursuant to the terms hereof;

                  (xv) such other agreements,  certificates, opinions of counsel and other documents as the Lender shall request.

                  (b) This Amended and Restated Credit Agreement may be executed in any number of counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

                  (c) References to the Original Agreement contained in any Loan Document shall be deemed to be a reference to such agreement as amended and restated hereby.

                  (d) Borrower hereby acknowledges that the Note and the Collateral Documents previously executed and delivered by Borrower to Lender are and shall remain in full force and effect, and hereby ratifies, confirms and approves the Note and such Collateral Documents and all of the terms and provisions thereof, and agrees that the Note and each of such Collateral Documents constitutes the valid and binding obligation of Borrower, enforceable by the Lender in accordance with its terms.

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                         VODAVI COMMUNICATIONS
                                         SYSTEMS, INC. (formerly V. Technology
                                         Acquisition Corp.)



                                         By: /s/ Greg Roeper
                                            ------------------------------------
                                         Title: CFO, V.P.
                                               ---------------------------------



                                         GENERAL ELECTRIC CAPITAL
                                         CORPORATION



                                         By: /s/ Timothy Morris
                                            ------------------------------------
                                         Title: Duly Authorized Signatory
                                               ---------------------------------

SECTION 9.11 OF THE FOREGOING
AGREEMENT ACKNOWLEDGED AND
AGREED TO:

ARIZONA REPAIR SERVICES, INC.



By: /s/ Greg Roeper
   ------------------------------------
Title: CFO, V.P.
      ---------------------------------

ENHANCED SYSTEMS, INC.



By: /s/ Greg Roeper
   ------------------------------------
Title: Secretary and Treasurer
      ---------------------------------
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
                                CONSENT OF PARENT

                  The undersigned does hereby consent to the execution, delivery and performance of the within and foregoing Amended and Restated Credit Agreement and to the consummation of all of the transactions contemplated thereby and does hereby ratify and reaffirm all of its obligations to and agreements with the Lender arising under the Pledge Agreement executed by the undersigned in favor of the Lender in connection with the foregoing Amended and Restated Credit Agreement, which Pledge Agreement remains in full force and effect on and as of the date hereof.

                  IN WITNESS WHEREOF, the undersigned has executed this Consent as of the day and year first above set forth.

                                    VODAVI TECHNOLOGY, INC.
                                    (formerly V. Technology Holdings Corp.)



                                         By: /s/ Greg Roeper
                                            ------------------------------------
                                         Title: CFO, V.P.
                                               ---------------------------------

                                 SCHEDULE 2.1(g)
                                       to
                                CREDIT AGREEMENT
                           Dated as of April 11, 1994
                   As Amended and Restated as of June 11, 1997

          (a) Lender agrees, subject to the terms and conditions of the Agreement, to incur from time to time prior to the Commitment Termination Date, upon written request of Borrower, Letter of Credit Obligations in respect of Letters of Credit; provided, however, that (i) Lender shall have no obligation to incur any further Letter of Credit Obligations on or after the Commitment Termination Date, (ii) each Letter of Credit shall be in form and substance satisfactory to Lender and, without limiting the generality of the foregoing, unless the Lender shall otherwise consent in writing, no Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof and Lender shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an expiry date which is later than the Commitment Termination Date, which shall be presumed to be the Maturity Date unless the Lender shall have given or received notice to the contrary as permitted pursuant to the Credit Agreement, and (iii) the determination of the bank or other legally authorized Person (including Lender) which shall issue any Letter of Credit contemplated by this paragraph (a) shall be made by Lender, in its sole discretion. Each request by Borrower for Lender to incur a Letter of Credit Obligation shall be substantially in the form of Exhibit A hereto, shall specify the amount of such Letter of Credit Obligation and provide such other information with respect thereto as may be required by Lender, shall be given in writing (by telecopy, telex or cable) or by telephone confirmed immediately in writing, and shall be given not less than ten (10) Business Days prior to the requested date for Lender's incurring such Letter of Credit Obligation. Each Letter of Credit Obligation incurred by Lender shall be substantially in the form of Exhibit B attached hereto or in such other form as may be acceptable to Lender.

          (b) Borrower hereby irrevocably, absolutely and unconditionally agrees to reimburse Lender on demand for the amount of any and all payments now or hereafter made by Lender on or pursuant to any Letter of Credit Obligations incurred by Lender. In the event the Lender shall make any payment on or pursuant to any Letter of Credit Obligation incurred by Lender, such payment shall then be deemed to constitute a Revolving Credit Advance by Lender to Borrower under Section 2.1(a) of the Credit Agreement.

          (c) (i) In the event that any Letter of Credit Obligation incurred by Lender, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower will pay to Lender cash or cash equivalents acceptable to Lender ("Cash Equivalents") in an amount equal to 105% of the maximum amount then available to be drawn under the applicable Letters of Credit. Such funds or Cash Equivalents shall be held by Lender in a cash collateral account (the "Cash Collateral Account") maintained in Bankers Trust Company, New York, New York (or at such other depository institution as may be selected by Lender). The Cash Collateral Account shall be in the name of Lender (as a cash collateral account), and shall be under the sole dominion and control of Lender and subject to the terms of this Schedule 2.1(g). Borrower hereby pledges, and grants to Lender a security interest in, all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and all other Obligations, whether or not then due. The Agreement shall constitute a security agreement under applicable law.

          (ii) From time to time after funds are deposited in the Cash Collateral Account, Lender may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Lender may elect, as shall be or shall become due and payable by Borrower to Lender with respect to such Letter of Credit Obligations or any other Obligations which may be then outstanding.

          (iii) Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Lender in respect thereof and in respect of all other Obligations, any funds remaining in the Cash Collateral Account in excess of the then remaining Letter of Credit Obligations shall be returned to Borrower.

          (iv) Lender shall not have any obligation to invest the funds in the Cash Collateral Account or deposit such funds in any interest bearing account, and interest and earnings thereon, if any, shall be the property of Lender.

     (d) In the event that Lender shall incur any Letter of Credit Obligation pursuant hereto at the request or on behalf of Borrower, Borrower agrees to pay to Lender, as compensation to Lender for such Letter of Obligation, (i) all costs and expenses incurred by Lender on account of such Letter of Credit
Obligation and (ii) commencing with the month in which such Letter of Credit Obligation is incurred by Lender and monthly thereafter for each month during which such Letter of Credit Obligation shall remain outstanding, a fee in an amount equal to two percent (2%) per annum of the maximum amount available from time to time to be drawn under the applicable Letter of Credit, calculated on the basis of a 360-day year and the actual number of days elapsed; provided, however, that so long as any Default or Event of Default has occurred and is continuing, such letter of credit fee rate may be increased by Lender, in its discretion, by up to an additional two percentage points (2.0%) above the rate otherwise applicable. Fees payable by Borrower to Lender hereunder in respect of Letter of Credit Obligations (collectively, the "Letter of Credit Fees") shall be paid to Lender in arrears, on the first day of each month and on the Commitment Termination Date and thereafter on demand. The fees, costs and expenses provided for in this paragraph (d) are in addition to any fees, costs and expenses payable to the issuers of the Letters of Credit, all of which shall be solely for the account of Borrower and shall be paid or reimbursed by Borrower.

     (e) Borrower's Obligations to Lender with respect to any Letter of Credit or Letter of Credit Obligation shall be evidenced by Lender's records and, in the absence of manifest error, shall be absolute, unconditional and irrevocable and shall not be affected, modified or impaired by: (i) any lack of validity or enforceability of the transactions contemplated by or related to such Letter of Credit or Letter of Credit Obligation; (ii) any amendment or waiver of or consent to depart from all or any of the terms of the transactions contemplated by or related to such Letter of Credit or Letter of Credit Obligation; (iii) the existence of any claim, set-off, defense or other right which Borrower or any other Credit Party may have against Lender, the issuer or beneficiary of such Letter of Credit, or any other Person, whether in connection with the Agreement or the transactions contemplated therein or such Letter of Credit or the transactions contemplated thereby or any unrelated transactions, provided however that this provision shall not be deemed to prevent Borrower from pursuing any claim it may have against Lender or the issuer of any Letter of Credit by separate proceeding following the payment of any such Obligation or from pursuing any compulsory counterclaim in any civil action filed in respect thereof; or (iv) the fact that any draft, affidavit, letter, certificate, invoice, bill of lading or other document presented under or delivered in connection with such Letter of Credit or any other Letter of Credit proves to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to have been untrue or incorrect in any respect. Nothing in this paragraph (e) shall be deemed to create any right in any Person other than the Lender.

     (f) In addition to any other indemnity obligations which Borrower may have to Lender under the Agreement and without limiting such other indemnification provisions, Borrower hereby agrees to indemnify Lender from and to hold Lender harmless against any and all claims, liabilities, losses, costs and expenses (including, without limitation, attorney's fees and expenses) which Lender may (other than as a result of its own gross negligence or willful misconduct) incur or be subject to as a consequence, directly or indirectly, of (i) the issuance of or payment of or failure to pay under any Letter of Credit or Letter of Credit Obligation or (ii) any suit, investigation or proceeding as to which Lender is or may become a party as a consequence, directly or indirectly, of the issuance of any Letter of Credit, the incurring of any Letter of Credit Obligation or any payment of or failure to pay under any Letter of Credit or Letter of Credit Obligation. The obligations of Borrower under this paragraph shall survive any termination of the Agreement.

     (g) Borrower hereby assumes all risks of the acts, omissions or misuse of each Letter of Credit by the beneficiary or issuer thereof and, in connection therewith, Lender shall not be responsible (i) for the validity, sufficiency, genuineness or legal effect of any document submitted in connection with any drawing under any Letter of Credit even if it should in fact prove in any respect to be invalid, insufficient, inaccurate, untrue, fraudulent or forged;
(ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or any rights or benefits thereunder or any proceeds thereof, in whole or in part, even if it should prove to be invalid or ineffective for any reason; (iii) for the failure of any issuer or beneficiary of any Letter of Credit to comply fully with the terms thereof including without limitation the conditions required in order to effect or pay a drawing thereunder; (iv) for any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopy, telex or otherwise; (v) for any loss or delay in the transmission or otherwise of any document or draft required in order to make a drawing under any Letter of Credit; or (vi) for any consequences arising from causes beyond the control of Lender.

                                    EXHIBIT A
                                       to
                                 SCHEDULE 2.1(g)

                            Letter of Credit Request

TO:  General Electric Capital Corporation
     Stamford, Connecticut
     Attn: Deanna Garisto
     Fax: (203) 316-7817

Gentlemen:

     The undersigned is an officer of VODAVI COMMUNICATIONS SYSTEMS, INC., an Arizona corporation ("Borrower"), and is authorized to make and deliver this Letter of Credit Request on behalf of Borrower pursuant to that certain Amended and Restated Credit Agreement, dated as of April 11, 1994, and amended and restated as of June 11, 1997, between Borrower and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender") (as amended, supplemented, extended, renewed, restated or replaced from time to time, the "Credit Agreement"; all terms defined in the Credit Agreement shall have the same meaning herein).

A.   LETTER OF CREDIT REQUEST
     ------------------------

     Borrower hereby requests that Lender incur a Letter of Credit Obligation (the "Requested Letter of Credit Obligation") pursuant to and this request has been prepared in accordance with Schedule 2.1(g) to Credit Agreement.

                                    Stated Amount      $_____________________
                                    Request Date        _____________________
                                    Issuing Date        _____________________
                                    Expiration Date     _____________________
                                    Beneficiary         _____________________

B.   CREDIT BALANCE/COLLATERAL AVAILABILITY INFORMATION.
     ---------------------------------------------------

     Revolver and Letter of Credit Balance
         Before Requested  Letter of Credit Obligation $________
         PLUS: Requested Letter of  Credit Obligation   ________
         LESS: Today's Deposit Sweep, if any            ________
         PLUS/MINUS: Miscellaneous Adjustments          ________ (explain below)
         Outstanding Loan Balance                       ________

Miscellaneous Reconciling Items:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

     C. BORROWER CERTIFICATIONS.
        -----------------------

        In connection with the foregoing and pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby certifies that the following statements are true and correct:

             (i) The statements contained in Section 3.1 of the Credit Agreement are true and correct on and as of the date hereof and will be true and correct on the date of the incurrence of the requested Letter of Credit Obligation, both before and after giving effect to the incurrence thereof with the same force and effect as if made on and as of such date; and

             (ii) All information supplied above is true, correct, and complete as of the date hereof.

        Borrower shall provide Lender with such other information or documents regarding the above requested Letter of Credit Obligation as Lender may request.

        Date:  ________________, 19__.

                                        VODAVI COMMUNICATIONS
                                        SYSTEMS, INC.


                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________

                                    EXHIBIT B
                                       to
                                 SCHEDULE 2.1(g)

                  FORM OF LETTER OF CREDIT INDEMNITY AGREEMENT
                  --------------------------------------------


                             ________________, 19___

[Insert Name and Address of
Letter of Credit Issuing Bank]

             Re: Vodavi Communications Systems Inc. (the "Company")
                 --------------------------------------------------

Gentlemen:

             We understand that, pursuant to a ______________ Agreement, dated ___________________, 19___, between you and the Company (the "Letter of Credit Agreement"), you issued for the account of the Company and for the benefit of ______________ (the "Beneficiary") your irrevocable letter of credit number
______________,  dated  ____________,  19__,  in the original  stated  amount of
$______________ (the "Letter of Credit"). We further understand that the maximum amount available to be drawn by the Beneficiary under the Letter of Credit from and after this date is $_______________. The Letter of Credit, the Letter of Credit Agreement and any drafts presently thereunder are hereinafter collectively referred to as the "Credit".

             The Company has entered into a Credit Agreement with us. Pursuant to the Company's request, we hereby agree to indemnify you for any liabilities or expenses you may incur in connection with the Credit and we hereby agree to reimburse you on demand for all amounts paid by or charged to you with respect to the Credit including without limitation the amount of any and all drafts which you may hereafter pay under the Credit.

             You are authorized and empowered, and you hereby agree, without requirement of inquiry or investigation and with complete release and discharge to you, to surrender to us, at our direction, the Credit, upon payment to you of the amount of any and all drafts paid by or charged to you in connection with the Credit. It is further understood and agreed that you shall not accept, permit or effect any amendments, restatements or extensions of the Credit without our prior written consent.

             If the foregoing is acceptable to you and is in accordance with your understanding, please sign and return to us the enclosed copy of this letter to so indicate. The Company has signed below to indicate its agreement with the foregoing and its intention to be bound by the conditions hereof. The Company and us further acknowledge and agree that this Letter shall constitute a Letter of Credit Obligation for purposes of (and as such term is defined in) the Credit Agreement between the Company and us.

                                       Very truly yours,

                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION


                                       By:_____________________________________
                                          Title:_______________________________

ACCEPTED:

[Insert name of Issuing Bank]


By:_______________________________
    Title:________________________


CONFIRMED AND AGREED TO:

VODAVI COMMUNICATIONS SYSTEMS,
INC.


By:_______________________________
    Title:________________________

                                       B-2